                                                                    Exhibit 10.9

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this company's confidential treatment request.

                            MICROSOFT CORPORATION/
                             WORLD TRAVEL PARTNERS
                               SERVICE AGREEMENT


This Service Agreement (the "Agreement") is entered into by and between Microsoft Corporation, a Washington corporation ("MS"), and WorldTravel Partners, L.P., a Georgia Limited Partnership ("WTP") to be effective as of October 9, 1996 ("Effective Date").

WHEREAS, WTP is a fully-appointed ARC/IATA full service travel agency engaged in the general business of arranging, planning, reserving, handling en route changes and ticketing of domestic and international passenger transportation, lodging, car rentals and other ancillary services;

WHEREAS, MS is a leading consumer, business and operating system software developer with one of the best brand names in the world;

WHEREAS, MS has developed a proprietary application for arranging, planning and reserving air, hotel and car rental transactions on the Internet along with other electronic commerce applications;

WHEREAS, MS intends to establish and operate a web site to be marketed as "Expedia," (referred to herein as "MS Travel") providing on-line travel services, using its proprietary application; and

WHEREAS, MS has requested that WTP provide, and WTP has agreed to provide, certain travel fulfillment services and other services to the customers of MS Travel.

NOW, THEREFORE, in consideration of the mutual covenants herein, the parties hereby agree as follows:

1.   WTP Services.
     ------------

     (a) WTP agrees to provide travel fulfillment, en route assistance, quality control and other services, including without limitation those identified in Exhibit A (the "Services") to customers of MS Travel, on the terms and conditions provided herein in accordance with (i) MS standard customer service policies and procedures as detailed in documentation provided by MS to WTP (including, without limitation, MS policies set forth in Exhibit E), which may be modified by MS from time to time in its sole discretion; and (ii) the performance requirements set forth in Exhibit C. WTP shall have sixty (60) days from the date of its receipt of modifications to any of the foregoing document(s) to conform to modified requirements, as applicable. The parties shall mutually prepare a procedures manual prior to launch and maintain such manual, setting forth detailed procedures to implement the Services.

                         Microsoft Confidential                           Page 1

     (b) WTP agrees to subcontract with its Global Travel Management member in Canada, Global Travel Solutions ("GTS") as required for provision of Services in Canada, pursuant to the provisions of Section 11. WTP may also subcontract with its majority-owned subsidiary, World Travel Technologies, L.L.C. ("WTT"), and WTT's division, Online Fulfillment Services ("OFS"), to provide any or all of the Services hereunder. WTP will not otherwise subcontract any of its obligations hereunder without the prior written approval of MS.

     (c) WTP agrees that it shall assign to MS Travel at least one person at the Druid Hills Facility who is qualified by ARC to perform management and/or ticketing functions ("ARC Qualifiers"). Such ARC Qualifiers shall be dedicated to providing only services for or on behalf of MS Travel, and shall not accept telephone calls or other communications or provide any services for any third party product(s) or service(s) without the express written consent of MS.

     (d) WTP shall establish and maintain a separate ARC number or numbers designated as "WTP Doing Business As Microsoft" solely for the provision of Services under this Agreement, which shall remain the property of MS in the event of termination or expiration of this Agreement. WTP agrees to use the ARC and BSP numbers assigned to MS or to WTP (including those numbers assigned to WTP "Doing Business As Microsoft") when providing the Services under this Agreement, and to charge the appropriate travel industry supplier the MS negotiated commission and/or transaction fee when booking reservations, as detailed in Exhibit A, with the exception of certain international itineraries as described in the following Section 1(e). WTP agrees to deposit daily to the MS bank account all transaction fees and/or commissions earned and received on reservations made using the MS ARC and BSP numbers. If WTP or any of its agents, contractors or subcontractors utilize an ARC or BSP number assigned to WTP when booking a reservation for a customer who originally sought a reservation through MS Travel, all supplier transaction fees and/or commissions resulting therefrom shall be promptly transferred to the MS bank account.

     (e) WTP agrees to provide travel fulfillment for travel involving international itineraries (other than for Canada as set forth in Section 1(b) above) as described in Exhibit A. WTP will provide separate accounting for commissions earned on such transactions, as set forth in Exhibit G, and will deposit [*] of such commissions earned and received, within forty-eight hours of receipt, to the MS bank account.

     (f) WTP agrees to use its best efforts and most capable technical expertise to resolve customer complaints, meeting or exceeding the performance requirements as set forth in Exhibit C. In the event WTP is unable to resolve a problem, WTP may escalate the problem to MS-designated representative(s) in accordance with applicable procedures.

     (g) WTP will operate at least two travel fulfillment facilities as follows (other facilities may be added as mutually agreed by amendment of this Agreement):

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                   Microsoft Confidential                                 Page 2

          (i) WTP shall provide, maintain and staff a travel fulfillment facility in Atlanta at Druid Hills ("Druid Hills Facility") to provide the Services set forth in Exhibit A. MS will provide certain software, hardware, equipment and services as set forth in Exhibit B. MS will own the MS Travel toll-free number and all software and equipment provided by MS at the Druid Hills Facility as described in Exhibit B. WTP will install and maintain all of the software, hardware and telecommunications equipment at the Druid Hills Facility except for the software, hardware and equipment to be provided and maintained by MS. It is understood that MS may request WTP to purchase on MS' behalf software, telecommunications services or equipment which is the responsibility of MS hereunder to provide. In such event, WTP shall invoice MS in connection with the monthly statements provided to MS hereunder and MS shall reimburse WTP for such purchases on the same timetable as MS' payment of the other amounts owing pursuant to such monthly statements.

          (ii) WTP shall provide, maintain and staff a travel fulfillment facility in Atlanta at Peachtree City ("Peachtree Facility") to provide the Services (other than ARC ticketing) set forth in Exhibit A when the Druid Hills Facility is unable to handle the volume of calls being routed from MS Travel, due to high volume or loss of function of the Druid Hills Facility for any reason. MS will provide certain software, hardware, equipment and services as set forth in Exhibit B, including appropriate telecommunications equipment to route calls from the MS Travel toll-free number to WTP. MS will own the MS Travel toll-free number and the software and equipment provided by MS at the Peachtree Facility as described in Exhibit B. WTP will ensure that the Peachtree Facility is able to provide the full level of Services described in Exhibit A when necessary. WTP will install and maintain all of the software, hardware and telecommunications equipment at the Peachtree Facility except for the software, hardware and equipment to be provided and maintained by MS. It is understood that MS may request WTP to purchase on MS' behalf software, telecommunications services or equipment which is the responsibility of MS hereunder to provide. In such event, WTP shall invoice MS in connection with the monthly statements provided to MS hereunder and MS shall reimburse WTP for such purchases on the same timetable as MS' payment of the other amounts owing pursuant to such monthly statements.

          (iii) It is understood that WTP will provide leasehold improvements, telecommunication systems, furniture and fixtures, and proprietary software (such as CoRRe(TM) and, as between the parties, this software and equipment will be owned by WTP.

          (iv) WTP will maintain an Automatic Call Distribution ("ACD") system capable of providing the information identified in Exhibit G to MS in a format designated by MS. If WTP changes its current ACD system or adds facilities, WTP will ensure that any such new ACD system is capable of providing the

                             Microsoft Confidential                      Page 3
     information set forth in Exhibit G. WTP shall provide MS with standard specifications and documentation from its ACD system with respect to the Services provided by WTP under this Agreement.

     (h) WTP will ensure that adequate backup and disaster recovery procedures, including but not limited to the Peachtree Facility, exist to enable its compliance with the terms of this Agreement. If the Druid Hills facility suffers loss of function for more than 24 hours, WTP shall immediately secure from ARC permission to perform ARC ticketing at the Peachtree Facility using the ARC and BSP numbers assigned to MS and to WTP "Doing Business As Microsoft," and shall comply with all conditions or requirements imposed by ARC necessary to obtain such permission. WTP acknowledges that time is of the essence in fulfilling the provisions of this subsection 1(h).

     (i) At MS' discretion, with reasonable advance notice, MS reserves the right to make onsite visits to all sites where WTP provides the Services under this Agreement. In connection with such visits, WTP will provide to MS, as and when required by MS, access for a reasonable number of MS personnel to office premises at the sites equipped with standard office equipment as available to personnel of WTP in proximate offices, at no charge.

     (j) WTP will ensure that all its employees and MS-permitted contractors and subcontractors performing any Services hereunder agree to undertake and successfully complete all training programs provided by MS with respect to the Services as MS in its sole discretion deems necessary to prepare WTP to provide the Services outlined in this Agreement. Training will be conducted at a mutually agreed upon facility where MS shall provide "train-the-trainer" training at no charge to WTP, except that all travel, accommodation and related expenses for WTP employees and employees of contractors or subcontractors shall be the responsibility of WTP, or such contractors or subcontractors, respectively. WTP acknowledges and agrees that as a result of MS providing "train-the-trainer" training, WTP shall be responsible for internal and ongoing training of its personnel after receiving initial "train-the-trainer" training. WTP will designate one (1) ongoing trainer. MS agrees to provide the necessary training materials, for limited duplication, upon request by WTP and following MS approval, to be used by WTP to provide training as required under the terms of this Agreement.

     (k) WTP shall physically isolate the Druid Hills Facility local area network (LAN) used by WTP personnel in the provision of the Services under this Agreement (the "MS Travel LAN") from other LANs maintained by WTP. WTP shall restrict use of the MS Travel LAN solely to WTP personnel providing Services under this Agreement or similar agreements between MS and WTP. WTP agrees to notify MS promptly upon discovery of any breach of security in the MS Travel LAN. The Peachtree Facility LAN will not be similarly isolated; however, all ticketing functions for MS Travel at the Peachtree Facility will be segregated from ticketing for WTP customers pursuant to ARC requirements. WTP shall cause GTS to isolate and restrict the use of the LAN used by GTS personnel in the provision of services in connection with MS Travel.

                            Microsoft Confidential                        Page 4

     (l) WTP shall provide MS with customized reports on the Services provided by WTP under this Agreement as specified in Exhibit G, including management reporting and ARC/IATA accounting.

     (m) Nothing contained in this Agreement shall give WTP or its agents or contractors, including GTS, the right to use, modify, reproduce, distribute and/or publish any MS Travel customer records, including without limitation reservations, service records or customer complaints resolved by WTP during the fulfillment of WTP obligations hereunder, all of which shall be considered Confidential Information under Section 10 of this Agreement.

2.   Payment.
     --------

     (a) WTP is fully responsible for all costs incurred in providing the Services under this Agreement and all Exhibits hereto, independent of any provision for reimbursement set forth herein, except for those items to be provided by MS as detailed in Exhibit B.

     (b) MS will pay WTP the amounts specified in Exhibit D subject to adjustments, deductions or credits to such amounts as provided for in this Agreement or any Exhibit hereto. WTP will invoice MS Accounts Payable on a monthly basis, on or before the 15th day of the month following the month for which activity is being invoiced, and shall include full documentation supporting such invoice. Payment terms are net fifteen (15) days after receipt of invoice. In the event taxes are required by any U.S. (state or federal) or foreign government to be withheld on payments made hereunder by MS to WTP, MS may deduct such taxes from the amount owed WTP and pay them to the appropriate taxing authority. MS shall in turn promptly secure and deliver to WTP an official receipt for any taxes withheld. MS will use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

     (c) The parties shall undertake a quarterly review of the payment provisions set forth in Exhibit D and the payment terms set forth in Section 2(b) during the initial six (6) months of the term of this Agreement, to enable flexibility in responding to marketplace conditions and to validate initial cost estimates and cash flow requirements. The parties shall negotiate whether any changes should be made to any provisions of this Agreement or its Exhibits as a result of such review. In the event that, within forty-five (45) days after the end of each such quarter, the parties are unable to agree whether any such changes should be made, then either party, by written notice to the other, may require that the matter be settled by binding arbitration, in accordance with the rules of the American Arbitration Association, and subject to the additional provisions of Exhibit M, which exhibit shall be negotiated and attached hereto no later than October 31, 1996. Any decision rendered in any such arbitration proceeding shall be final and binding on each of the parties hereto immediately following the end of the quarter being reviewed. Nothing herein shall

                       Microsoft Confidential                             Page 5
prevent the parties from agreeing to participate in mediation prior to submitting such matter to binding arbitration.

3    Ownership and License Grants.
     ----------------------------

     (a)  Use of Microsoft Name. This Agreement does not constitute a trademark
          ---------------------
or service mark license. As of the Effective Date, MS shall be deemed to have granted WTP a non-exclusive, personal, non-transferable, non-assignable, royalty-free license to use the Microsoft(R) name solely in conjunction with answering incoming calls from, making outbound callbacks to, and providing travel documents to MS Travel customers as necessary for providing Services pursuant to the terms of this Agreement. Such license grant shall remain in effect while this Agreement is in good standing, but shall expire at the expiration or earlier termination of this Agreement. Specific additional terms and conditions pertaining to this license grant are set forth in Exhibit H, which is incorporated herein by this reference. WTP shall at no time in any forum identify itself as being an outsource provider for MS, except as approved in writing by MS.

     (b)  Customer Information. Except as otherwise provided herein, WTP
          --------------------
acknowledges and agrees that the information acquired by WTP in connection with the provision of Services pursuant to this Agreement, including without limitation customer and prospect information, sales information, back office and general ledger data, customer travel reservation and itinerary information, and MS customer lists and updates (including customer names, addresses and telephone numbers) (collectively, "Customer Information") shall be considered proprietary information of MS, including all Customer Information stored using WTP's travel management database reporting application ("TravelMan"), and all right, title and interest in the Customer Information is owned by MS. WTP shall use such Customer Information only as necessary to perform the Services in accordance with this Agreement and shall maintain such Customer Information in strict confidence in accordance with the provisions of Section 10 hereof. Upon request from MS, WTP shall provide MS with any or all Customer Information in WTP's possession. Upon termination or expiration of this Agreement, WTP shall within ten (10) days thereafter provide MS with all documents and materials containing Customer Information (including data stored or maintained in electronic format, whether or not created or stored using TravelMan), together with all other materials and property of MS, which are in its possession or under its control.

     (c)  Custom Tools. At the sole discretion of MS, MS may grant WTP a non-
          ------------
exclusive, personal, non-transferable, non-assignable, royalty-free license to access and use certain software tools ("Expedia User Management Tools") developed or to be developed by MS and to be identified from time to time during the term of this Agreement solely for the purpose of assisting WTP in providing the Services to MS customers under this Agreement. Upon the expiration or termination of this Agreement, WTP's license to use the Expedia User Management Tools will automatically terminate.

                    Microsoft Confidential                                Page 6

     (d)  MS Intellectual Property Rights. MS owns all right, title and interest
          -------------------------------
in and to any software or other intellectual property it provides to WTP during the term of this Agreement, including without limitation the items listed on Exhibit B. any and all Expedia User Management Tools and training materials.
All software so provided shall be used by WTP in accordance with the terms of the End User License Agreement ("EULA") accompanying the software, however, that notwithstanding any provision in a EULA to the contrary, WTP may not transfer any such software so provided.

     (e)  WTP Tools. Notwithstanding the foregoing, the parties hereby
          ---------
acknowledge and agree that, as between the parties, WTP shall be the owner of all software tools developed by WTP (or licensed by WTP in the case of CoRRe(TM) and TravelMan), as well as methods and techniques of doing business, including patents, trade secrets and other proprietary rights associated therewith (collectively, "WTP Tools'), during the term of this Agreement for use in providing the Services provided that WTP notifies MS of the existence of the same and also that MS agrees with WTP's assertion in respect thereof (which agreement will not be unreasonably withheld or delayed). WTP Tools include, but are not limited to, WTP's mid-office quality control software (CoRRe(TM)). WTP will customize, or have customized, CoRRe(TM) on a non-exclusive basis for utilization by both Druid Hills Facility and Peachtree Facility for quality control and other electronic travel distribution needs. This proprietary software is being paid for, and licensed by, OFS, from WTP's related entity, Travel Technologies Group, L.P. ("TTG"). Upon termination or expiration of this Agreement, at MS' option and upon, and in full consideration of, payment by MS to WTP of the total amount paid by OFS to TTG pursuant to the End User Software License Agreement between OFS and TTG attached hereto as Exhibit L (exclusive of monthly usage fees and in no event exceeding [*] ) (in the event MS exercises option (i)(A) following) or agreement by MS to pay TTG the license fee and maintenance fee (in the event MS exercises option (i)(B) following), WTP agrees to (i) either, at MS's option, (A) cause OFS to assign to MS for the sole use of MS Travel such End User Software License Agreement with regard to CoRRe, and its enhancements, modifications, improvements and customizations for no additional payment by MS to either OFS or TTG except for the complete assumption of all on-going obligations to TTG, including without limitation on-going payment obligations, under such License Agreement (it being understood that such on-going payment obligations to be assumed shall not exceed the current payment structure as set forth on Exhibit L attached hereto, and that the [*] per reservation monthly usage fees shall be subject to renegotiation at the time of such assignment) or (B) cause TTG to issue to MS for the sole use of MS Travel a worldwide license to the object code of CoRRe and its enhancements, modifications, improvements and customizations with a fair market value license fee and with a fixed monthly maintenance fee which on an annualized basis shall not exceed [*] of the license fee; (ii) assign to MS WTP's license agreement for TravelMan for no additional payment by MS to TravelMan's licensor except for the complete assumption of all on-going obligations under the existing license agreement; and (iii) license to MS on a non-exclusive basis all of the other WTP Tools, all in order to permit MS to provide uninterrupted service to its customers. WTP agrees that it will ensure that OFS does not amend Section 2.2b of the End User Software License Agreement in any way that will lessen MS' rights to assignment of such agreements or increase the fees that will be owed as a result thereby; however WTP agrees to cause OFS

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                                Microsoft Confidential                   Page 7
to review the monthly usage fees in the End User Software License Agreement with TTG at the time of any assignment and to assist MS in the negotiation of lower fees if commercially reasonable at that time given the experience in using CoRRe during the term of this Agreement. WTP also agrees that it will, for the duration of this Agreement, continue to own or control, directly or indirectly, TTG and OFS; provided, however, that in the event that WTP decides to divest TTG and/or OFS, it shall require the purchaser of any of such entities to assume the obligations imposed on WTP hereunder with respect to the maintenance and assignment of the End User Software License Agreement and/or the license of the CoRRe technology.

     (f)  MS Products. MS will provide WTP at no charge with copies of the MS
          -----------
software products as described in Exhibit B ("MS Products"). Effective upon the delivery of the MS Products to WTP, MS shall be deemed to have granted to WTP a non-exclusive, personal, non-transferable, non-assignable, royalty-free license to use the MS Products at the Druid Hills and Peachtree Facilities under the terms of the EULA accompanying each of the Products for the sole purpose of providing Services exclusively to MS customers as provided for under the terms of this Agreement. Notwithstanding the terms of the EULAs accompanying the MS Products, WTP shall be entitled to reproduce a number of copies of the MS Products (including all related documentation) as set forth in Exhibit B. Upon the expiration or termination of this Agreement, WTP's license to use and reproduce such MS Products will automatically terminate, and WTP shall within ten (10) days thereafter either (i) return all copies of the MS Products (including all related documentation) licensed to WTP pursuant to this Agreement in its possession to MS, (ii) provide written certification to MS signed by an authorized representative of WTP that WTP has destroyed all copies of the Products (including all related documentation) licensed to WTP pursuant to this Agreement in its possession, or (iii) if MS has offered to continue the license of such MS Products to WTP, license such MS Products at their then-current fair market value.

4.   Warranties.
     ----------

     (a)  WTP warrants that:

          (i) It possesses all necessary authority to enter into this Agreement, and that by so doing it does not violate any other agreements to which it is a party; and

          (ii) The Services will be performed in a professional manner and shall conform in all material respects with the service requirements set forth in this Agreement including, without limitation, those set forth in Exhibits A and C. WTP shall not knowingly or negligently engage in hidden city ticketing, beyond point ticketing, cross-border ticketing and speculative or abusive bookings or other violations of any airlines' Conditions of Carriage, tariffs and other rules and regulations; and

                           Microsoft Confidential                        Page 8

          (iii) The Services will be performed by (i) employees of WTP acting within the scope of their employment who have signed confidentiality agreements with WTP (with appropriate acknowledgments of confidentiality) substantially in the form attached as Exhibit K, or (ii) by GTS under written contractual obligations to WTP pursuant to Section 11 below, through employees of GTS acting within the scope of their employment who have signed confidentiality agreements with GTS (with appropriate acknowledgments of confidentiality) substantially in the form attached as Exhibit K; and

          (iv) In providing Services to MS Travel customers and any other persons or entities, WTP shall make no representations nor undertake any obligations on behalf of MS concerning the Services and/or any other MS products or services beyond those expressly made or undertaken by MS Travel and communicated to MS Travel customers on the MS Travel web site. WTP, including all of WTP's employees, temporary employees and contractor GTS pursuant to Section 11 below, shall conform to all applicable laws and government rules and regulations. WTP assumes all responsibility for providing any training that may be required to ensure compliance with such legal requirements. WTP shall offer to MS Travel customers only those Services authorized by this Agreement, advising customers requesting other services that MS Travel does not provide such services, and then documenting and advising MS of all such requests; and

          (v) Any and all software and materials WTP publishes or uses in providing the Services under this Agreement do not and will not infringe any intellectual property rights owned by MS or any other person or entity including, but not limited to, any copyright, patent, trademark or trade secret; and

          (vi) Except as otherwise provided in this Agreement, WTP will not reproduce, sell, publish, or in any manner commercially exploit the Microsoft(R) name or any information or derivatives of information acquired in connection with its provision of Services or allow such reproduction, sale, publication or exploitation by any employee or person retained for the purpose of providing such services except as agreed to in writing by MS; and

          (vii) Prior to the commencement of the work to be performed hereunder and throughout the entire performance by WTP, WTP shall procure and maintain insurance adequate to cover any and all liability which WTP may incur as a result of the performance of work included in this Agreement. Such insurance shall be in a form and with insurers acceptable to MS, and shall comply with the following minimum requirements:

                    (A) Commercial General Liability insurance of the Occurrence Form, with policy limits of not less than Five Million Dollars ($5,000,000.00) combined single limit each occurrence for

                              Microsoft Confidential                      Page 9

                       Bodily Injury and Property Damage combined, and Five Million Dollars ($5,000,000) Personal and Advertising Injury Limit.

                            (B) Professional Liability And Errors & Omissions
                       Liability Insurance with policy limits of not less than Five Million Dollars ($5,000,000.00) each claim with a deductible of not more than $25,000.00. Such insurance shall include coverage for infringement of proprietary rights of any third party, including without limitation copyright, trade secret and trademark infringement as related to WTP's performance under this Agreement. Throughout the term of this Agreement, the Professional Liability And Errors & Omissions Liability Insurance retroactive coverage date will be no later than the Effective Date of this Agreement. Upon expiration or termination of this Agreement, WTP will maintain an extended reporting period providing that claims first made and reported to the insurance company within one year after the end of this Agreement will deemed to have been made during the policy period.

                  A copy of the certificate of insurance shall be included as
             Exhibit J. Failure by WTP to furnish certificates of insurance or failure by MS to request same shall not constitute a waiver by MS of any of the insurance requirements set forth herein. WTP shall notify MS in writing at least thirty (30) days advance if WTP's insurance coverage is to be canceled or materially altered so as not to comply with the requirements of this section.

                  In the event of such failure on the part of WTP to provide the certificates as requested herein, and in the event of liability or expense incurred by MS as a result of such failure by WTP, WTP hereby agrees to indemnify MS for all liability and expense (including reasonable attorneys' fees and expenses associated with establishing the right to indemnity) incurred by MS as a result of such failure by WTP; and

                  (viii) Individuals it places in contact with MS Travel Customer Information or MS Confidential Information shall not have been convicted af a felony as an adult or released from prison within the last seven (7) years.

                  (ix) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, WTP AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE PRODUCTS AND SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND (EXCEPT AS SET FORTH IN SECTION 7(c)) NON-INFRINGEMENT.


                                         Microsoft Confidential          Page 10

     (b)  MS warrants that:

          (i) Any MS Products supplied, including but not limited to those described in Exhibit B, and any services performed by MS pursuant to this Agreement will, respectively, conform substantially to the relevant product documentation and be performed in a professional manner.

          (ii) The Expedia User Management Tools do not and will not so infringe any intellectual property rights owned by any other person or entity including, but not limited to, any copyright, patent, trademark or trade secret to the extent that WTP will be required to refrain from using such tools (and MS will not be able to provide substitute technology which reasonably provides the same or similar functionality) with the overall result that WTP will not be able to reasonably perform the Services as intended herein; and

          (iii) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, MS AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE PRODUCTS AND SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND (EXCEPT AS SET FORTH IN SECTION 7(d)) NON-INFRINGEMENT.

5.   Personnel.
     ---------

     (a) WTP personnel assigned to MS Travel shall be employees of WTP and not employees of MS and shall remain under the direction and control of WTP, subject to ARC or other regulatory requirements. These WTP personnel shall receive such salaries, compensation and benefits as WTP shall determine. WTP agrees to be responsible for all of its federal and state taxes, withholding, social security, insurance and other benefits, and all salaries, benefits and other costs of such WTP personnel.

     (b) Notwithstanding the foregoing, WTP personnel assigned to MS Travel shall adhere to MS quality control standards as set forth in Exhibit C and be qualified to run an ARC-approved travel agency office. An ARC Qualifier must be present at the Druid Hills Facility to provide Services for MS Travel.

     (c) MS shall have the option to participate in any decisions regarding any assignment of WTP personnel to MS Travel. WTP acknowledges MS' right to require immediate removal and prompt replacement of any WTP or GTS employee, or agent performing WTP's obligations under this Agreement who engages in any conduct prohibited by law or inconsistent with MS policy as set forth in Exhibit E.


                                         Microsoft Confidential          Page 11

6.   Non-Competition and Non-Solicitation.
     ------------------------------------

     (a) WTP personnel shall not target or solicit MS Travel customers for additional travel business beyond provision of the Services governed by this Agreement, nor shall WTP use information gained in the provision of the Services to compete with MS Travel in providing travel services.

     (b) Notwithstanding the preceding section 6(a), WTP shall not be prohibited from providing services to MS Travel customers who contact WTP independently (other than in conjunction with MS Travel), or whose names appear on mailing lists developed independently of MS Travel or who were customers of WTP prior to the Effective Date.

     (c) MS shall not solicit WTP personnel assigned to MS Travel to work for MS without prior notice to senior management of WTP.

7.   Indemnification.
     ---------------

     (a)  WTP General Indemnification. WTP agrees to indemnify, defend,
          ---------------------------
and hold MS harmless from and against any and all claims, actions, demands, and costs, including reasonable attorneys' fees and expenses arising out of or in connection with third party claims as a result of the performance of the Services provided under this Agreement by WTP or its employees, independent contractors or subcontractors and agents, including without limitation GTS ("WTP Indemnified Claims"). Acts for which WTP shall indemnify MS include, but shall not be limited to, representations or obligations undertaken on behalf of MS concerning the Services to customers which exceed the scope of the Services as set forth in this Agreement; any act or omission in violation of any applicable government statutes, laws, rules and regulations or industry rules and regulations; or violation of any air1ine's Conditions of Carriage, tariffs, or other rules. Omissions for which WTP shall indemnify MS include, but shall not be limited to, failure to report reservation information accurately and promptly to ARC. MS reserves the right to control the defense of any WTP Indemnified Claim and to conduct all proceedings or negotiations in connection therewith, and if it so undertakes, all other proceedings or negotiations to settle or defend any such WTP Indemnified Claim shall be at MS' expense, provided that
(i) WTP shall have the right to approve of any settlement of any such WTP Indemnified Claim; such approval shall not be unreasonably withheld, and (ii) MS shall be responsible for payment of all attorneys' fees incurred by MS after it has exercised its right to control the defense. WTP shall pay any and all expenses and other reasonable costs incurred by MS arising in connection with its obligations under this Section 7(a) promptly upon demand.

     (b)  MS General Indemnification. MS agrees to indemnify, defend
          --------------------------
and hold WTP harmless from and against any and all claims, actions, demands, liabilities, and costs, including reasonable attorneys' fees and expenses, arising out of or in connection with third party claims as a result of (i) the business of MS Travel unless arising out of or in connection with circumstances for which WTP is indemnifying MS pursuant to Section


                       Microsoft Confidential                           Page 12

7(a) above; and (ii) any injuries to the person or property of any MS Travel customer while traveling on an MS Travel itinerary unless arising out of or in connection with the negligence of WTP ("MS Indemnified Claim"). WTP reserves the right to control the defense of any MS Indemnified Claim and to conduct all proceedings or negotiations in connection therewith, and, if it so undertakes, all other proceedings or negotiations to settle or defend any such MS Indemnified Claim shall be at WTP's expense, provided that (i) MS shall have the right to approve of any settlement of any such MS Indemnified Claim, such approval shall not be unreasonably withheld, and (ii) WTP shall be responsible for payment of all attorneys' fees incurred by WTP after it has exercised its right to control the defense. MS shall pay any and all expenses and other costs incurred by WTP arising in connection with its obligations under this Section 7(b) promptly upon demand.

     (c)  WTP Intellectual Property Indemnification.
          -----------------------------------------

          (i)   Indemnified Claims. WTP agrees to defend MS against, and pay the
                ------------------
     amount of any adverse final judgment or settlement to which WTP consents resulting from, any third party claim(s) ("Indemnified IP Claims") that any WTP Tools or any portion thereof, or WTP's provision of any services pursuant to this Agreement, infringes any third party patent, copyright, trademark or trade secret enforceable under the laws of the United States; provided that WTP is notified promptly in writing of the Indemnified IP Claim and has sole control over its defense and settlement, and MS provides reasonable assistance in the defense and/or settlement of such claim.

          (ii)  Exclusions. Notwithstanding Section 7(c)(i) above, WTP shall
                ----------
     have no liability for any intellectual property infringement claim (including an Indemnified IP Claim) that arises as a result of (i) MS' use of the WTP Tools after a reasonable time from WTP's written notice that MS should cease use of the WTP Tools due to such a claim, provided WTP has delivered a non-infringing substitute that complies with applicable specifications and is capable of being deployed by MS; or (ii) MS' combination of the WTP Tools with a non-WTP product, program or data; or
     (iii) MS' adaptation or modification of any WTP Tool. For all claims described in clauses (i)-(iii) above of this Section 7(c)(ii), MS agrees to defend WTP against, and pay the amount of any adverse final judgment or settlement to which MS consents resulting from, such claims, provided that MS is notified promptly in writing of such a claim and MS has sole control over its defense or settlement, and WTP provides reasonable assistance in the defense and/or settlement of such claim.

          (iii) WTP' Rights in the Event of Intellectual Property Infringement
                --------------------------------------------------------------
     Claim. In the event WTP receives information concerning an intellectual
     -----
     property infringement claim (including an Indemnified IP Claim) related to the WTP Tools, WTP may at its expense, without obligation to do so, either
     (i) procure for MS the right to continue to use the alleged infringing release of the WTP Tools, or (ii) replace or modify the release of the WTP Tools to make it non-infringing, and in

                    Microsoft Confidential                               Page 13
     which case, MS shall thereupon cease use of the alleged infringing release of the WTP Tools.

     (d)  MS Intellectual Property Indemnification.
          ----------------------------------------

          (i)   Indemnified Claims. MS agrees to defend WTP against, and pay the
                ------------------
     amount of any adverse final judgment or settlement to which MS consents resulting from, any third party claim(s) ("Indemnified IP Claims") that the MS Tools or any portion thereof, or MS' provision of any services pursuant to this Agreement, infringe any third party patent, copyright, trademark or trade secret enforceable under the laws of the United States; provided that MS is notified promptly in writing of the Indemnified IP Claim and has sole control over its defense and settlement, and WTP provides reasonable assistance in the defense and/or settlement of such claim.

          (ii)  Exclusions. Notwithstanding Section 7(d)(i) above, MS shall have
                ----------
     no liability for any intellectual property infringement claim (including an Indemnified IP Claim) that arises as a result of (i) WTP's use of the MS Products or Expedia User Management Tools (the "MS Tools") after a reasonable time from MS' written notice that WTP should cease use of the MS Tools due to such a claim, provided MS has delivered a non-infringing substitute that complies with applicable specifications and is capable of being deployed by WTP; or (ii) WTP's combination of an MS Tool with a non-MS product, program or data; or (iii) WTP's adaptation or modification of any of the MS Tools. For all claims described in clauses (i)-(iii) of this
     Section 7(d)(ii), WTP agrees to defend MS against, and pay the amount of any adverse final judgment or settlement to which WTP consents resulting from, such claims, provided that WTP is notified promptly in writing of such a claim and WTP has sole control over its defense or settlement, and MS provides reasonable assistance in the defense and/or settlement of such claim.

          (iii) MS' Rights in the Event of Intellectual Property Infringement
                -------------------------------------------------------------
     Claim. In the event MS receives information concerning an intellectual
     -----
     property infringement claim (including an Indemnified IP Claim) related to the MS Tools, MS may at its expense, without obligation to do so, either
     (i) procure for WTP the right to continue to use the alleged infringing release of the MS Tools, or (ii) replace or modify the MS Tools to make them non-infringing, and in which case, WTP shall thereupon cease use of the alleged infringing release of the MS Tools.

8.   Term and Default.
     ----------------

     (a) This Agreement shall commence as of the Effective Date, and shall continue in force for a period of three (3) years thereafter unless earlier terminated by either party as provided in this Agreement or Exhibits hereto. This Agreement

                    Microsoft Confidential                               Page 14
automatically shall be renewed for a further period of one (1) year, unless either party has notified the other party in writing at least 180 days prior to the third anniversary of the Effective Date of its intent not to renew, such renewal to be subject to earlier termination as provided in this Agreement or Exhibits hereto. Any renewal pursuant to this Section shall be on the same terms and conditions as are contained in this Agreement.

     (b) MS may, in its sole discretion, terminate this Agreement without cause with 180 days' notice to WTP. In the event of such termination solely for the convenience of MS, WTP shall be entitled to compensation in accordance with
Section 5 of Exhibit D with any reconciling payments to be completed no later than sixty (60) days following such termination. The parties agree that this amount is a fair and reasonable estimate of liquidated damages, and is not intended as a penalty for termination.

     (c) This Agreement may be terminated by either party in the event the other party (the "Other Party" for the purposes of this subsection) materially fails to perform or comply with any material provision of this Agreement and fails to cure such non-performance or non-compliance within thirty (30) days after receipt of notice thereof, assigns its rights or interest in the Agreement in contravention of Section 14(f) or suspends performance of its obligations as described in Section 14(i) or becomes insolvent or admits in writing its inability to pay its debts as they become due or makes an assignment for the benefit of creditors or if a petition under any bankruptcy act, receivership statute or the like, as they now exist or as they may be amended, is filed by the Other Party or by any third party or an application for a receiver is made by anyone and such application is not resolved favorably to the Other Party within sixty (60) days.

     (d)  This Agreement may be terminated by MS pursuant to the provisions of
Section 9.

     (e)  Sections 2, 3(b), 3(c), 3(d), 3(f), 4, 5, 6, 7, 8(e), 8(f), 8(g), 10,
11, 12, 13, and 14 of this Agreement shall survive termination for any reason.

     (f) Upon the expiration or earlier termination of this Agreement, (i) WTP shall cooperate with MS to assist in the orderly transition of Services to MS, or to any third party as MS may direct, in a professional manner, with no disruption to customer service; and (ii) WTP shall remove all software and equipment provided by MS and shall deliver all such software and equipment to MS, including but not limited to those items detailed in Exhibit B, subject to WTP's possible option to purchase set forth in Section 8(g)(i). Upon MS' request, WTP shall provide "train the trainer" training to MS or a third party or parties, with the cost of the WTP personnel providing the training to be paid by MS.

     (g)  In the event of termination or expiration of this Agreement:

          (i) MS, at its option, may make available to WTP all or substantially all of the software, hardware and equipment provided by MS at the Druid Hills Facility and Peachtree Facility as described in Exhibit B for purchase (in the case


                          Microsoft confidential                     Page 15
     of hardware and equipment) or license (in the case of software). In the event MS offers such items for purchase or license, the price(s) therefor shall be based upon their then-current fair market value.

          (ii) WTP will make available to MS the leasehold improvements, telecommunication systems, furniture and fixtures, and proprietary software (such as CoRRe(TM) and other WTP Tools) set forth in Section 1(g)(iii) for purchase (in the case of equipment and other tangible property) or license (in the case of the software). The purchase price(s) for such items other than software shall be based upon their then-current fair market value. The software shall be licensed or assigned on the terms set forth in
     Section 3(e).


9.   Default in Performance and Remedies. During the term of this Agreement:
     -----------------------------------

     (a) In the event WTP breaches the provisions of Section 10 or if MS or WTP receives a notice of complaint from ARC as a result of WTP's acts or omissions, such breach will justify termination for cause, and MS may terminate this Agreement immediately with no further obligation to WTP.

     (b) In the event WTP fails to meet the performance requirements as specified in this Agreement and in Exhibit C (the "Service Process Requirements"), MS shall give WTP notice of such non-compliance and WTP shall have 24 hours after receipt of such notice to correct such non-compliance.

     (c) In the event there is a continued failure by WTP to meet the Service Process Requirements, and MS has not terminated WTP for its first failure to meet these requirements, WTP shall, at MS' request, provide a corrective action plan within forty-eight (48) hours, including training and staffing plans, to MS for approval. MS shall review and approve such corrective action plan or provide required changes to WTP within five (5) business days from its receipt of such plan.

     (d) In the event the Service Process Requirements are not met by WTP within the time period set forth in any corrective action plan, as approved or changed by MS, MS shall have the option to require WTP to pay MS an amount equaling 15% of average daily gross revenues earned by WTP pursuant to this Agreement (such average to be based upon the period commencing on the later to occur of the launch of MS Travel or the Effective Date and ending as of the date of MS' exercise of its option to collect liquidated damages pursuant to this
Section 9(d)), as liquidated damages and not as penalty, for each additional day WTP fails to meet such Service Process Requirements. Such accrual of liquidated damages shall terminate upon the termination or expiration of this Agreement; however, the obligation to pay such accrued liquidated damages shall continue until paid.

     (e) In the event the Service Process Requirements are not met by WTP within the time period set forth in any corrective action plan, as approved or changed by MS, MS


                           Microsoft Confidential                      Page 16
shall have the right to terminate this Agreement for cause, with no further obligation to WTP under this Agreement.

     (f) Any liquidated damages described in this section shall be deducted from amounts due to WTP under Section 2 and Exhibit D. WTP shall pay directly to MS any liquidated damages in excess of such amounts due.

     (g) The Service Process Requirements set forth in Exhibit C will be reviewed at the end of the first three months after the launch of MS Travel and the parties shall consider appropriate revisions thereto.

     (h) All remedies set forth in this section shall be in addition to and not in lieu of any other remedies available to MS under this Agreement at law or in equity.

10.  Confidentiality and Publicity.
     -----------------------------

     (a) MS and WTP agree that the terms of the Non-Disclosure Agreement executed by the parties, dated and attached hereto as Exhibit I shall be deemed incorporated herein, and further, that all terms and conditions of this Agreement shall be deemed Confidential Information as defined in such Non-Disclosure Agreement.

     (b) The parties acknowledge that monetary damages may not be a sufficient remedy for unauthorized disclosure or use of Confidential Information and that the parties may seek, without waiving any other rights or remedies, such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

     (c) WTP shall not issue any press release or advertising concerning WTP's relationship with MS and the Services hereunder, without MS' written pre-approval.

11.  Services in Canada. WTP will subcontract with GTS to provide Services in
     ------------------
Canada.

     (a) The contract between WTP and GTS will require GTS to perform a subset of the Services described in Exhibit A sufficient to enable WTP to offer all Services described in Exhibit A, including without limitation the provision to WTP of sufficient reports to support WTP's reporting obligations under Section 1(1) of this Agreement.

     (b) MS will compensate WTP for the Services provided in Canada using the event-based fee schedule in Exhibit D. WTP will be solely responsible for any payments or other compensation provided to GTS for the Services provided by GTS to support MS Travel in Canada.

     (c) The contract between WTP and GTS shall require GTS to comply with obligations substantially similar to those imposed on WTP by Section 10 above; further, any such agreement shall expressly provide that MS is a third party beneficiary of such

                           Microsoft Confidential                       Page 17
agreement with rights to enforce such agreement. Finally, WTP warrants and represents that it will ensure that GTS will perform any services in accordance with the service and performance requirements set forth this in this Agreement including, without limitation, those set forth in all Exhibits attached hereto, and abide by all other terms and conditions of this Agreement.

12.  Notices and Requests. All notices, authorizations, and requests in
     --------------------
connection with this Agreement shall be deemed given on the day they are (i) deposited in the mail, postage prepaid, certified or registered, return receipt requested; or (ii) sent by air courier, charges prepaid, with a confirming telefax; or (iii) transmitted, if transmitted by facsimile, and addressed as follows:

Notices to WTP:
--------------

             WORLDTRAVEL PARTNERS
             1055 Lenox Park Blvd., Suite 400
             Atlanta, GA 30319

             ATTN:  Danny Hood
             Phone:  (404) 841-6600
             Fax: (404) 814-2983

          With a copy to: Demme Wiggins

Notices to MS:
-------------

             MICROSOFT CORPORATION
             One Microsoft Way
             Redmond, WA 98052-6399

             ATTN:  Travel Product Unit Manager
             Phone:. (206) 882-8080
             Fax:  (206) 936-7329

          With a copy to: Travel Operations Manager

          With a copy to: Law & Corporate Affairs

or to such other address as the party to receive the notice or request so designates by written notice to the other.

13.  Audit. WTP shall keep all usual and proper records relating to its
     -----
compliance with the terms of this Agreement. MS reserves the right to, through the use of a mutually agreed to independent auditor, audit WTP's systems and records specifically related to this Agreement during the term of this Agreement and for a period of three years

                           Microsoft confidential                       Page 18
thereafter, provided that such audit(s) shall be conducted during normal business hours in such a manner as not to interfere unreasonably with the operations of WTP. Audit expenses shall be paid by MS unless material discrepancies are disclosed by the audit, in which case audit expenses shall be paid by WTP. MS' audit rights referred to in this section shall be reasonable in scope, but will be of an expansive scope if MS' audit reveals material discrepancies.

14.  General.
     -------

     (a) This Agreement shall be construed and controlled by the laws of the State of Washington, and WTP consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. Process may be served on either party by US Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by law.

     (b) Neither this Agreement, nor any terms or conditions contained herein, shall be construed as creating a partnership, joint venture, agency relationship, employer/employee relationship or franchise.

     (c) This Agreement, including all Exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications with respect to the subject matter hereof, with the exception of the Non-Disclosure Agreement between the parties referenced herein. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of WTP and MS by their respective duly authorized representatives.

     (d) No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     (e) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect.

     (f) The rights and obligations hereunder shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, provided any rights or obligations hereunder shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if WTP is reorganized into another form of entity with the effect that the new entity owns substantially all of the current assets and business of WTP and that the new entity is controlled by the same person(s) as currently control WTP, this Agreement may be assigned to such new entity without prior written consent of MS.

                              Microsoft Confidential                   Page 19

     (g) In any suit or action to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys' fees.

     (h) The section headings herein are for the convenience of the parties and shall not be deemed to supersede or modify any provisions.

     (i) If either party is unable to perform under this Agreement due to circumstances or causes beyond its control, and which could not by reasonable diligence have been avoided, such party shall have the option, without liability, of suspending performance of its obligations under this Agreement for the duration of such contingency upon written notice to the other party. However, either party may terminate this Agreement upon written notice to the other party in the event that such other party has suspended performance of its obligations under this Agreement for more than thirty (30) days.

     (k) This Agreement does not constitute an offer by MS and shall not be effective until signed by both parties.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MICROSOFT CORPORATION                   WORLDTRAVEL PARTNERS, L.P.
One Microsoft Way                       1055 Lenox Park Blvd., Suite 400
Redmond, WA 98052-6399                  Atlanta, GA 30319


/s/ John Nielsen                        /s/ Danny B. Hood
---------------------------             ---------------------------------
 By                                      By

JOHN NIELSEN                             DANNY B. HOOD
---------------------------             ---------------------------------
 Name (print)                            Name (print)

Vice President                           President-Corp. Jul & Technology
---------------------------             ---------------------------------
 Title                                   Title




                            Microsoft Confidential                       Page 20

                                                     CONTRACT NUMBER:___________


                             AMENDMENT NUMBER 1 TO
                  MICROSOFT CORPORATION/WORLD TRAVEL PARTNERS
                               SERVICE AGREEMENT


     This AMENDMENT NUMBER 1 is made to that certain MICROSOFT CORPORATION/ WORLDTRAVEL PARTNERS SERVICE AGREEMENT, effective as of October 9, 1996 (the "Original Agreement"), by and between MICROSOFT CORPORATION, a Washington corporation ("MS"), and WORLDTRAVEL PARTNERS L.P., a Georgia Limited Partnership ("WTP"). This AMENDMENT NUMBER 1 is effective as of January 1, 1999 ("Effective Date of AMENDMENT NUMBER 1), and is executed as of the later of the two signature dates below ("Execution Date of AMENDMENT NUMBER 1"). The Original Agreement as amended by this AMENDMENT NUMBER 1 is hereby defined as the "Agreement."

     All initially capitalized terms shall have the meanings provided to them in the Original Agreement unless otherwise defined in this AMENDMENT NUMBER 1. The parties agree as follows:

1. To reflect the fact that WTP has assigned the Original Agreement to WorldTravel Technologies, L.L.C., a Georgia Limited Liability Company ("WTT") (which no longer has a direct relationship to WTP), and WTT has agreed to assume and perform all of the obligations of WTP under the Original Agreement, the parties therefore agree that this AMENDMENT NUMBER 1, together with a separate Guarantee Agreement between MS and WTP dated March 18, 1999, is intended to effect a change in the contracting parties to MS and WTT, and all references in the Original Agreement to "WTP" shall be construed as references to "WTT."

2. Section 1(b) of the Original Agreement is amended and restated in its entirety as follows:

     "(b)   WTT may subcontract collection services to a third party so long as
     (i) MS, at its discretion, may elect at any time to assume responsibility for collection, (ii) WTT obtains MS' prior consent for settlements of bad debt that results in forgiveness of fifteen percent (15%) or more of the bad debt; and (iii) in the event the subcontracted collection services are not effective, WTT and MS shall discuss appropriate corrective steps. WTT may also select vendors to provide services relating to the Services so long as such vendors are not directly servicing customers of MS Travel. WTT shall remain fully responsible and accountable for the performance of its subcontractors and vendors. Unless otherwise expressly set forth in this Agreement, WTT will not otherwise subcontract any of its obligations hereunder without the prior written approval of MS."

3. Section 2(a) of the Original Agreement is amended and restated in its entirety as follows:

     "(a) (i) WTT shall pay and be solely responsible for all costs incurred in providing the Services under this Agreement indicated in Exhibit D as being "WTT Costs." MS shall pay and be solely responsible for all costs with respect to the Services indicated in Exhibit D as being "MS Costs." In the event that WTT Costs exceed an average of [*] per Ticket (as defined in Exhibit D) in any one calendar month after the Effective Date of AMENDMENT NUMBER 1, then MS agrees to pay to WTT the amount of the WTT Costs that exceed [*] per Ticket for such calendar month. WTT shall include a charge for the MS Costs and any excess WTT Costs (in the event that WTT incurs WTT Costs in excess of an average of [*] per Ticket in the calendar month), in the monthly statement described in Section 2(b)(iii) below and shall provide sufficient back-up to substantiate the charges.

            (ii) Additionally, WTT shall be solely responsible for all Customer Charge-Backs as described in Exhibit D in an amount up to an average of [*] per Ticket in any


                                                                       Microsoft

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                                                          Microsoft Confidential
     calendar year. MS agrees to reimburse WTT for all Customer Charge-Backs that are in excess of an average of [*] per Ticket incurred in a calendar year (regardless of when the Customer Charge-Back may have been received by WTT). However, if a Customer Charge Back is received more than one calendar year after it was incurred, that Customer Charge Back will be attributed to the year it was received. In the event that the Customer Charge-Backs in any calendar year after the Effective Date of the AMENDMENT NUMBER 1 exceed an average of [*] per Ticket, WTT shall include a charge to MS for such excess Customer Charge-Backs along with sufficient back-up to substantiate such excess Customer Charge-Backs in the monthly statements described in
     Section 2(b)(iii) below during the subsequent calendar year.

          (iii) MS agrees that it will request WorldSpan to make payments with respect to errors made by WorldSpan's system in connection with Tickets directly to WTT and will provide reasonable assistance to WTT (to the extent requested by WTT) to collect such amount directly from WorldSpan. If WorldSpan acknowledges the errors were made by its system in connection with Tickets, but in documentation submitted to WTT (and provided to MS) states that WorldSpan will not reimburse WTT the full amount for such errors because of separate financial or business arrangements with MS, then WTT shall invoice MS for such amounts within sixty (60) days after the end of the calendar year in which the WorldSpan payments were due."

4. Section 2(b) of the Original Agreement is amended and restated in its entirety as follows:

     "(b)  MS will pay WTT the following amounts:

           (i) Within thirty (30) days after the Execution Date of AMENDMENT NUMBER 1, MS shall pay to WTT all amounts that are due to WTT, as of the Effective Date of AMENDMENT NUMBER 1, in connection with the Original Agreement.

           (ii) MS shall pay an initial advance against the fees for the Services as set forth in Exhibit D (the "Fees"), which amount shall be equal to [*] multiplied by [*] times the greatest total number of Tickets (as defined in Exhibit D) sold by WTT in connection with the Services in a calendar month during the six-month period immediately prior to the Effective Date of AMENDMENT NUMBER 1 (the "Initial Advance"), MS shall pay the Initial Advance to WTT within thirty (30) days after the Execution Date of AMENDMENT NUMBER 1.

     (A) The Current Advance Balance (as defined below) shall be applied against any earned Fees during the last three months immediately prior to the end of the term of this Agreement, subject to paragraph 8 of this AMENDMENT NUMBER 1. At the end of each calendar month during the three (3) month period immediately prior to the end of the term of the Agreement, WTT will provide MS with a statement setting forth the total number of Tickets sold that calendar month in connection with the Services and the applicable Fees. The statement shall include information sufficient to discern how the Fees were calculated and shall be in a format to be provided by MS. If the statement indicates that the Fees for that calendar month exceeded any funds remaining in the Current Advance Balance then MS shall pay, within thirty (30) days after receipt of the statement, any additional amount of Fees that may properly be due, and the Current Advance Balance shall be deemed exhausted.

     (B) At the end of each calendar year during the term of the Agreement, the parties shall agree to adjust the Current Advance Balance in an amount calculated as follows ("Advance Adjustment"): [*]

                                             In the event that the above
           calculation of the Advance Adjustment results in a negative number, then WTT will refund the amount represented by that negative number to MS within thirty (30) days, and the Current Advance Balance will be deemed reduced by the amount of such refund.

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

           WTT shall invoice MS for the applicable Advance Adjustment, if any, in the first month's statement in the new calendar year in accordance with Section 2(b)(iii).

     (C) For the purpose of this Section, the sum of the Initial Advance and any Advance Adjustment then in effect, less any refund to MS pursuant to Section 2(b)(ii)(B) and less any offsets pursuant to Section 2(b)(ii)(A), is defined as the "Current Advance Balance."

     (iii) MS shall pay WTT the Fees as set forth in Exhibit D (except with respect to the last three months immediately prior to the end of the term of this Agreement, which period is covered in Section 2(b)(ii) above). WTT shall invoice MS on a monthly basis, on or before the 15/th/ day of the month following the month for which the Fees (and any applicable MS Costs or Customer Charge-Backs) are being invoiced. The invoice shall include a statement setting forth the total number of Tickets sold that calendar month by WTT in connection with the Services and the applicable Fees and any applicable MS Costs or Customer Charge-Backs for which MS is responsible in accordance with Section 2(a) of the Agreement. The statement shall include information sufficient to discern how the Fees were calculated and shall be in a format to be provided by MS. MS shall pay the amount indicated in the invoice within thirty (30) days after receipt of the invoice. Late payments shall accrue interest at a rate of [*] per month unless MS notifies WTT that MS disagrees with the calculation of the invoiced amount. In the event taxes are required by any U.S. (state or federal) or foreign government to be withheld on payments made hereunder by MS to WTT, MS may deduct such taxes from the amount owed WTT and pay them to the appropriate taxing authority. MS shall in turn promptly secure and deliver to WTT an official receipt for any taxes withheld. MS will use reasonable efforts to minimize such taxes to the extent permissible under applicable law"

5.   Section 2(c) of the Original Agreement is deleted in its entirety.

6. Section 8(a) is amended to extend the term of the Agreement for a period of five (5) years after the Effective Date of AMENDMENT NUMBER 1 unless earlier terminated by either party as provided in this Agreement.

7.   Section 8(b) is amended and restated in its entirety as follows:

     "(b)   MS may, in its sole discretion, terminate this Agreement without cause with one hundred and eighty (180) days' prior written notice to WTT. In the event of such termination solely for the convenience of MS (and in no other event of termination), MS agrees to pay WTT the amount indicated below.

            Effective date of termination
            (in terms of months after the Effective Date
            of AMENDMENT NUMBER 1)                                   Amount
            --------------------------------------------             ------

            0-12 months
            13-24 months
            25-36 months                                             [*]
            37-48 months
            48-60 months

     An "Average Month's Fees" shall be determined by averaging the actual Fees paid by MS for the six (6) months immediately prior to the effective date of termination. The parties agree that this amount is a fair and reasonable estimate of liquidated damages, and is not intended as a penalty for termination. Additionally, MS may terminate this Agreement (i) immediately with written notice to WTT in the event MS ceases to directly and solely operate and control the MS Travel service for U.S. consumers, or (ii) with one hundred eighty (180) days' prior written notice to WTT in the event MS sells a majority or more of the MS Travel assets to a third party, provided, however, that in either case such termination event shall not be considered a termination for convenience by MS.

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

     Any amounts that may be owed by MS pursuant to this Section 8(b) shall be paid within sixty (60) days after the effective date of termination."

8. The following sentence shall be added at the end of Section 8(g) of the Original Agreement:

     "(g) (iii) In addition, within sixty (60) days after the effective date of termination or expiration of this Agreement, the parties shall reconcile all accounts hereunder and WTT shall promptly refund and return to MS any unearned portion of the Current Advance Balance and MS shall promptly pay to WTT any amounts that it may properly owe to WTT in accordance with this Agreement."

9. Section 9 of the Original Agreement is amended and restated in its entirety as follows:

     "Default in Performance and Remedies.  During the term of this Agreement:
      -----------------------------------

           (a) In the event WTT breaches the provisions of Section 10 or if MS or WTT receives a notice of complaint from ARC as a result of WTT's acts or omissions, such breach will justify termination for cause, and MS may terminate this Agreement immediately with no further obligation to WTT.

           (b) In the event WTT fails to meet the performance requirements as specified in this Agreement and Minimum Service Criteria set forth in Exhibit C (the "Service Process Requirements"), MS shall give WTT notice of such non-compliance and WTT shall have 24 hours after receipt of such notice to correct such non-compliance. WTT shall take all reasonable actions to correct such noncompliance as soon as practicable.

           (c) In the event there is a continued failure by WTT to meet the Service Process Requirements within the time period referred to in Section 9(b), WTT shall, at MS' request, provide a corrective action plan within forty-eight (48) hours, including training and staffing plans, to MS for approval, MS shall review and approve such corrective action plan or provide reasonable required changes to WTT within five (5) business days from its receipt of such plan.

           (d) In the event the Service Process Requirements are not met by WTT within the time period set forth in any corrective action plan, as approved or changed by MS, MS shall have the option to require WTT to pay MS an amount equaling [*] of average daily gross revenues earned by WTT pursuant to this Agreement (such average to be based upon the period of three (3) months prior to the date of MS' exercise of its option to collect liquidated damages pursuant to this Section 9(d)), as liquidated damages and not as penalty, for each additional day WTT fails to meet such Service Process Requirements. Such accrual of liquidated damages shall terminate upon the termination or expiration of this Agreement; however, the obligation to pay such accrued liquidated damages shall continue until paid.

           (e) In the event the Service Process Requirements are not met by WTT within the time period set forth in any corrective action plan, as approved or changed by MS, MS shall have the right to terminate this Agreement for cause, with no further obligation to WTT under this Agreement.

           (f) Any liquidated damages described in this section shall be deducted from amounts due to WTT under Section 2 and Exhibit D. WTT shall pay directly to MS any liquidated damages in excess of such amounts due. The calculation of payments of liquidated damages shall be made as part of the regular monthly invoice described in Section 2, and WTT shall have 30 days from the date of such invoice to make any required payments to MS.

           (g) All remedies set forth in this section shall be in addition to and not in lieu of any other remedies available to MS under this Agreement at law or in equity."

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

10. The references to GTS (Global Travel Services) in the Original Agreement are hereby deleted and shall be replaced with another subcontractor to WTT (which subcontractor shall be approved in writing by MS, which approval will not be unreasonably withheld) to perform the Services in Canada in accordance with Section 11 of the Agreement. The first sentence in Section 11(b) of the Original Agreement is amended to delete the terms "event-based," and the parties agree that the terms set forth in this AMENDMENT NUMBER 1 shall apply to the Services with respect to the Canadian version of MS Travel.

11. Section 14(f) of the Original Agreement is amended and restated in its entirety as follows:

     "(f) The rights and obligations hereunder shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, provided any rights or obligations hereunder shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing restriction with respect to assignment, (I) MS may assign this Agreement to an entity that will control a majority of the MS Travel business without the prior written consent of WTT and (ii) if WTT is reorganized into another form of entity with the effect that the new entity owns substantially all of the current assets and business of WTT and that e new entity is controlled (directly or indirectly) by the same person(s) as currently control WTT or if WTT effects an initial public offering of shares of its stock, this Agreement may be assigned to such new entity without prior written consent of MS."

12.  A new Section 14(1) is added as follows:

     "(1) In order to reduce costs associated with the provision of the Services, MS agrees to make certain changes to MS Travel as described in and on the schedule set forth in Appendix 1 to this AMENDMENT NUMBER 1. Such changes will be subject to the conditions outlined in Appendix 1. WTT may also participate in and provide input at appropriate meetings for the purpose of identifying ways to reasonably reduce the costs of providing the Services. MS shall control the priortization, timing and method for considering WTT's suggestions or input. [*]



13.  A new Section 12(m) is added as follows:

     "(m) The parties will discuss in good faith appropriate opportunities to feature WTT services in the "tour and cruise" category in the Expedia Travel Network program. Additionally, MS agrees that it will inform WTT when MS will need travel fulfillment services for international version of MS Travel and will provide WTT with reasonable time period (not to exceed thirty (30) days) to first offer to provide such fulfillment services."

14.  A new Section 12(n) is added as follows:
                                      [*]

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

15.  A new Section 15 is added to the Agreement as follows:

     "MS and WTT agree that in the event that there are (i) significant economic changes in the travel industry, (ii) material changes in the scope of work contemplated by this Agreement, or (iii) global political events that significantly affect the travel industry and such changes or events significantly and adversely impact the economic terms of this Agreement, then the parties will agree in good faith to re-negotiate new economic terms for this Agreement in light of such change or event. If the parties fail to agree upon new economic terms the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules, with each party bearing its own expenses with respect to the mediation. Notwithstanding the foregoing paragraph, the parties acknowledge that nothing herein shall limit in any manner the ability of either party to terminate the Agreement in accordance with Section 8(b) of the Agreement and that any such termination shall not be considered a breach of the mediation provision set forth in this paragraph."

16.  Section 14(i) of the Original Agreement is amended and restated as follows.

     "(i) If either party is unable to perform under this Agreement due to circumstances or causes beyond its control that (i) it could not by reasonable diligence have avoided and (ii) are not the same as the circumstances or causes described in Section 15, such party shall have the option, without liability, of suspending performance of its obligations under this Agreement for the duration of such contingency upon written notice to the other party. However, either party may terminate this Agreement upon written notice to the other party in the event that such other party has suspended performance of its obligations under this Agreement for more than thirty (30) days, provided however, such termination, if effected by MS, shall not be considered a termination of convenience."

17.  Section 4 of Exhibit B (MS Deliverables) is deleted in its entirety.

18. Section 10(c) of the Original Agreement is amended and restated in its entirety as follows:

     "(c) WTT shall not issue any press release or advertising concerning WTT's relationship with MS without MS' prior written consent, except if WTT or a successor entity becomes a publicly traded company, and publicity is necessary, in the opinion of counsel, to comply with the requirements of
     (i) any stock exchange on which the shares of WTT or such successor entity may be listed or (ii) any law, governmental regulation or order; and even then only after making a reasonable effort to consult with MS as to the contents of any such publicity. The limitations in this Section 10(c) are not intended to restrict WTT's ability to make any filings with the US Securities and Exchange Commission or similar state agencies that may be legally required if WTT or a successor entity becomes publicly traded."

19. Exhibit C (Service Process Requirements) is amended and restated in its entirety as set forth in the new Exhibit C attached hereto.

20. Exhibit D (Payments) is amended and restated in its entirety as set forth in the new Exhibit D attached hereto.

All other terms not expressly amended herein shall remain in full force and effect as set forth in the Original Agreement.


MICROSOFT CORPORATION                        WORLDTRAVEL TECHNOLOGIES, L.L.C.

/s/ Richard Barton                           /s/ John C. Alexander
-------------------------------              ------------------------------
By                                           By

Richard Barton                               John C. Alexander
------------------------------               ------------------------------
Name (Print)                                 Name (Print)

Gen. Mgr. Travel Bus. Unit                   Chief Executive Officer
------------------------------               ------------------------------
Title                                        Title

          4/1/99                                       3-26-99
------------------------------               ------------------------------
Date                                         Date

                   Exhibit C-- Service Process Requirements


1. Minimum Service Criteria: The Minimum Service Criteria (which are indicated as averages on a calendar month basis) from the Effective Date through December 2001 are set forth below. The Minimum Service Criteria shall apply so long as the phone and email ratios (averaged on a calendar month basis) are equal to or less than the phone and email ratios set forth in part 2 of Exhibit D. The parties further agree that Call Backs shall not exceed [*] of all phone calls in any hour in connection with the Service. If the average phone ratio for a calendar year is less than the phone ratio set forth in part 2 of Exhibit D, then the "Percentage of Call Backs" set forth below shall be decreased on a pro-rata basis for the following calendar year. The parties agree that none of the liquidated damages and termination provisions of Section 9 will apply to WTT (xx) if the Minimum Service Criteria are not in effect because the phone and email ratios (average for the calendar month) are greater than the phone and email ratios set forth in part 2 of Exhibit D, or (yy) if the applicable MS forecast report provided to WTT for the calendar month (as described in paragraph 2(b) of this Exhibit C) underestimated the actual number of Tickets to be sold during the month by more than [*] The Minimum Service Criteria for the last two years of the Agreement shall be determined at the same time as when the Fees for the last two years of the Agreement are determined in accordance with part 2 of Exhibit D, provided however, that at no time during the term of the Agreement shall the new Minimum Service Criteria Goals be less than the Minimum Service Criteria set forth below.





                                      [*]








      * The liquidated damages and termination provisions of Section 9 shall not apply in the event that WTT fails to satisfy the "Call Backs Customer Survey" Minimum Service Criteria. However, if WTT fails to satisfy the "Call Backs Customer Survey" Minimum Service Criteria in any calendar month, then the parties shall promptly discuss and agree upon an appropriate corrective action to be implemented by WTT.

2. Service Criteria Goals; Consequences for Exceeding or Failing to Meet the Service Criteria Goals: The Service Criteria Goals (which are indicated as averages on a calendar month basis) from the Effective Date through December 2001 are set forth below. The Service Criteria Goals shall apply so long as the phone and email ratios (averaged on a calendar month basis) are equal to or less than the phone and email ratios set forth in part 2 of Exhibit D. The parties agree that the liquidated damages and

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

          termination provisions set forth in Section 9 shall not apply in the event WTT fails to satisfy these Service Criteria Goals. The Service Criteria Goals for the last two years of the Agreement shall be determined at the same time as when the Fees for the last two years of the Agreement are determined in accordance with part 2 of Exhibit D, provided, however, that at no time during the term of the Agreement shall the new Service Criteria Goals be less than the Minimum Service Criteria set forth above.




                                      [*]






     (a) If WTT in any calendar month exceeds all the Service Criteria Goals set forth above or other service criteria set from time to time by the parties, then MS shall pay [*] per Ticket sold during that calendar month ("Incentive Amount"). The Incentive Amount shall be matched by WTT and the total sum shall be allocated by WTT for "rewards" or "incentives" for those WTT employees who directly or indirectly provide the Services. Within fifteen (15) days after the end of each calendar month during the term of the Agreement, WTT shall invoice MS for any Incentive Amount that WTT may have earned during the calendar month. WTT shall include a statement in sufficient detail to determine the calculation of the Incentive Amount. MS shall pay the Incentive Amount within thirty (30) days after receipt of the applicable invoice. WTT shall additionally provide MS with reports on a calendar month basis detailing how prior Incentive Amounts were distributed to WTT employees.

     (b) If WTT in any calendar month fails to satisfy the Services Criteria Goals set forth above or other service criteria set from time-to-time by the parties, then in addition to any other rights and remedies that MS may have, WTT shall pay [*] per Ticket sold during that calendar month ("Penalty Amount"). Within fifteen (15) days after the end of each calendar month during the term of the Agreement, WTT shall pay MS any Penalty Amount that WTT may owe to MS during the calendar month and shall include a statement in sufficient detail to determine the calculation of the Penalty Amount. Notwithstanding the foregoing, however, no Penalty Amount for a calendar month shall be owing to MS if the applicable MS forecast report provided to WTT for that month, which MS will provide to WTT at two months prior to the commencement of that month, underestimated the actual number of Tickets to be sold during the month by more than [*] or the average phone and email ratios for the calendar month are greater than the phone and email ratios set forth in part 2 of Exhibit D.

3. WTT shall provide MS with daily reports regarding WTT's performance of the Service in accordance with the Minimum Service Criteria and the Service Criteria Goals.

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                        Exhibit D - Tickets/Fees/Costs

1. Definition of "Ticket": all air tickets sold on MS Travel, less voids, based upon reports received from ADS (WTT back office accounting system). By way of example, if during a given month there were 100 Tickets ordered, but 10 Tickets were voided, then the total of Tickets which will appear on the ADS Report will be 90. The payment of fees shall only apply to these 90 Tickets. By way of further example, if during a given month there are 100 Tickets issued, but 5 of the Tickets were refunded, the total of Tickets for the month, against which fees would be charged would be 100. The ADS Report for that month would also show 100 Tickets even though commission was only being received on 95 Tickets. As long as refunds do not exceed 1% of Tickets in which case the parties will discuss how the split of costs above that level.

2.  Fees for Services

    (a)   Fees through September 30, 2001:

    November 1, 1998 - June 30, 1999                    [*]


    July 1, 1999 - June 30, 2000
    July 1, 2000 - September 30, 2001

    The fees are based upon reasonable contact ratios (phone ratio of [*] (call-backs not included) and email ratio of [*] contacts per Ticket averaged over a calender month). Fees for Services above these levels will during the full term of the Agreement carry a [*] per minute surcharge for the phone time and [*] per additional email.

    (b) Fees for Services after September 30, 2001 and the remaining term of the Agreement shall not exceed [*] per Ticket and will be calculated as follows:

    (i)    Determination of Base Cost: "Base Cost" shall be the lesser of
           --------------------------
                   for the period January 1, 2001 through December 31, 2001. By the end of the first calender quarter of 2002, WTT and MS shall determine the Base Cost.

           In addition to rights under the Original Agreement, starting from September 30, 2001 and during the remaining term of the Agreement, MS shall have the right to audit WTT's records relating to WTT Costs and the determination of Base Cost. The MS finance team may conduct the audit and MS shall bear the cost of the audit. MS at that time may determine the appropriate costs basis (e.g., fully allocated or variable) in its sole discretion for setting the Base Cost. The same method will be used for both the base and subsequent periods.

     (ii)  Fee for October 1, 2001 - June 30, 2002; Fee for July 1, 2002 - June
           --------------------------------------------------------------------
           30, 2003: For the period October 1, 2001 through June 30, 2002, if
           --------
           the average WTT Cost per Ticket (measured as the average of WTT Costs for the calendar months March, April and May 2002) is less than the Base Cost, MS shall determine the difference (the "Difference"), and the new Fee shall be set as [*] of the Difference. (For example:

                            [*]                  Alternatively, if the WTT Cost
           per Ticket is equal to or greater than the Base Cost, then there will be no adjustment to the Fee. [*]

           The new Fee shall apply to the Tickets sold between October 1, 2001 through June 30, 2002. A retroactive credit of the Difference times the number of Tickets sold between

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

           October 1, 2001 through June 30, 2002 will be paid by WTT to MS on or before July 31, 2002.

           This new Fee shall also apply to Tickets sold during the period July 1, 2002 through June 30, 2003.

     (iii) Fee for July 1, 2003 -- December 31, 2003: To determine the Fee for
           -----------------------------------------
           the period July 1, 2003 through December 3l, 2003, the parties shall again perform the calculation described in the preceding paragraph 2(B)(ii) for the new period, using the same figure for Base Cost but using the average WTT Cost per Ticket for the calendar months March, April and May, 2003.

     (iv) Notwithstanding any language in this paragraph, the parties agree that at any time after September 30, 2001 and during the remaining term of the Agreement, if the Fees are above the competitive market rates, the parties shall renegotiate the Fees so that the new Fees are competitive with the then-current market rates.

3.   Costs

     (a) MS shall bear the costs for the following items in connection with the Services ("MS Costs"):




                                      [*]





     (b) WTT shall bear all traditional costs associated with providing the Services ("WTT Costs"). Traditional costs are all costs that have been borne by WTT and MS as of the Execution Date of the AMENDMENT NUMBER 1 except for the MS Costs defined above.

     (c) "Customer Charge-Backs" in connection with the Services is defined as follows:
                   [*]

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                                   Appendix 1

                            Changes to MS Travel


    Within sixty (60) days after the Execution Date of AMENDMENT NUMBER 1 and each anniversary after the Effective Date thereafter, WTT shall present its list of requested product changes to MS. MS will commit up to [*] in MS Travel changes requested by WTT and agreed to by MS (annually approximately [*] hours provided, however if a proposed change is strategic to the business of MS Travel then MS shall determine, in its sole discretion, whether to make the proposed change. MS will deliver this value through up to [*] charges on the site and [*] feature changes on the site per year on a schedule to be reasonably agreed upon by the parties. MS will be solely responsible for estimating the number of hours associated with building and implementing the MS Travel product changes and determining the appropriate manner in which to build and implement such changes.

                                                                       Microsoft

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                                                          Microsoft Confidential

                              Exhibit A-Services
                              ------------------

WTP will provide the following travel services (the "Services"):

Service                                 Description
-------                                 -----------

1. Take call                            Answer incoming call from MS Travel
                                        customer who has made a reservation
                                        using MS Travel but has not completed
                                        the reservation, or from MS Travel
                                        customer in need of en route travel
                                        assistance.

2. Complete reservation                 Obtain any additional information
                                        required from MS Travel Customer,
                                        including any necessary billing
                                        information; book travel reservation
                                        using ARC and BSP numbers assigned to MS or to WTP (including but not limited to those numbers assigned to WTP "Doing
                                        Business As Microsoft"); validate
                                        reservation and obtain confirmation from travel supplier.


3. Issue air travel tickets             Issue ARC or BSP tickets for airline
                                        travel purchased by MS Travel customer.

4. Distribute travel documents          Prepare itinerary for MS Travel customer
                                        showing all travel reservations and
                                        purchases; distribute and deliver to
                                        customer with any tickets issued via
                                        carrier pursuant to Exhibit C, Section
                                        3.

5. Assist traveler                      Make any necessary changes to
                                        reservation; facilitate exchanges,
                                        refunds, rebookings, and cancellations
                                        in the event of travel interruption
                                        for any reason.

6. Perform ARC/IATA Accounting          Report to ARC and/or IATA weekly (or on
                                        a more frequent basis if required or
                                        permitted by ARC/IATA) all ARC/IATA
                                        transactions to enable payment of
                                        commissions to MS; provide copies to MS.


                          Microsoft Confidential                         Page 21

7.  Invoice deferred payment travel     Cooperate with DESIGNATED CRS(S) to
    suppliers (non-air)                 prepare invoices on behalf of MS to car
                                        rental companies, hotels, and any other
                                        travel suppliers who are paid directly
                                        by MS Travel customer at time of travel, using the MS-negotiated commission/event fee.


8.  Collect payments from deferred      Operate a lockbox for receipt of
    payment travel suppliers            commissions/transaction fees from
                                        deferred payment travel suppliers.

9.  Reconcile deferred payment          Reconcile commissions/transaction fees
    commissions/transaction fees        received from deferred payment suppliers
                                        with reservation records.

10. Account for WTP-assigned MS         Account for MS Travel reservations
    Travel commissions                  booked using WTP ARC or BSP numbers;
                                        include commissions/transaction fees so
                                        earned in amounts deposited daily to the MS bank account.

11. Account for international travel    Account for international or other
                                        "split ticketing" transactions from MS
                                        Travel customers referred to WTP outside the U.S. domestic airline GDS systems;
                                        include [*] of commissions so earned in
                                        amounts deposited daily to the MS bank
                                        account.

12. Remit commissions/transaction       Deposit daily the
    fees to MS                          commissions/transaction fees earned for
                                        MS Travel reservations, including the
                                        MS portion of international travel
                                        reservations, into the MS bank account.

13. Perform reservation quality         Utilize CoRRe(TM) and/or other quality
    control                             control systems to maintain reservation
                                        quality standards pursuant to Exhibit C, to obtain seat assignments, and to provide international travel immunization and visa requirements;
                                        provide manual quality control at time
                                        of ticketing for manual reservations.

14. Provide Services in Canada          Contract with GTS to provide travel
                                        services in Canada.

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                          Microsoft Confidential                         Page 22

15. Provide full accounting             Prepare and submit reports to MS
                                        pursuant to Exhibit G.

                          Microsoft Confidential                         Page 23

                           Exhibit B-MS Deliverables
                           -------------------------

1. MS will provide the following equipment to be used by WTP for the sole purpose of providing the Services under this Agreement:

     (a)  Thirteen (13) PC workstations to be used at Druid Hills Facility;

     (b) Two (2) network servers, one each for Druid Hills Facility and Peachtree City Facility;

     (c) Telecommunications equipment sufficient to provide connectivity to Redmond from each Facility for access to Expedia User Management Tools; and

     (d)  Four (4) GB Server workstations with mirrored drives for TravelMan.

2. MS will provide the following software products to be used by WTP for the sole purpose of providing the Services under this Agreement:

     (a) Two (2) complete CD-format packages of Microsoft Windows `95, one for each Facility;

     (b) Thirty-five (35) licenses for Windows `95, to be distributed between the two Facilities;

     (c)  Microsoft Internet Browser for each workstation at each facility;

     (d)  Microsoft Mail Client for each workstation at each facility;

     (e)  Access and connection to Redmond to Expedia User Management
Tools.

3. MS will provide the following services to assist WTP in providing the Services under this Agreement:

     (a) Installation and maintenance of all equipment and software described in the preceding Sections 1 and 2 of this Exhibit B;

     (b)  Train-the-trainer training on each software product described in
Section 2 of this Exhibit B, and for Expedia User Management Tools.

4. In addition to the equipment, software and services provided above, MS will pay for the following items used by WTP for the sole purpose of providing the Services under this Agreement:

                          Microsoft Confidential                         Page 24

     (a) Paper consumables and U.S. Postal Service postage (WTP will purchase directly and back-bill MS on the monthly invoice submitted pursuant to Section 2 of this Agreement);

     (b) Establishment and per-minute charges for the toll-free telephone number used by MS Travel customers to reach WTP;

     (c) Overnight and expedited delivery of travel documents to MS Travel customers (MS will provide airbills to be used by WTP);

     (d) QuikTix Services or similar services, provided that WTP shall provide all back-office accounting and phone and email customer support;

     (e)  Credit card clearing services;

     (f) Establishment and maintenance of the lockbox and bank account to be used by WTP as described in Exhibit A.

Additional equipment and software products to be provided by MS will be mutually agreed upon as necessary to handle volume growth.

                          Microsoft Confidential                         Page 25

                         Exhibit C - Service Process Requirements
                         ----------------------------------------

WTP will provide sufficient staff to meet the following requirements and standards:

1.   With regard to MS Travel Customers

     (a) [*] of calls answered in [*] seconds or less;

     (b) Call backs in [*]

     (c) [*] of customers "very satisfied" with service, based on surveys using measures to be agreed upon by the parties;

     (d) Written report within 30 days when research is required;

     (e) Formalized escalation procedures and call scripts to be agreed upon by the parties.

2.   With regard to MS

     (a) Response to requests from MS Operations Manager within [*];

     (b) Sales volume and revenue amounts available on a daily basis.

3.   With regard to travel document delivery

     (a) Same day as flight: ETDN or E-Ticket (where applicable)
     (b) 1 day before flight: ETDN or E-Ticket (where applicable)
     (c) 2 days before flight: ETDN, E-Ticket, overnight service (priority or 2 day if applicable)
     (d) 3 days before flight: E-Ticket, overnight service/2 day
     (e) 4-10 days before flight: E-Ticket, overnight service/2 day
     (f) 10+ days before flight: E-Ticket, US Mail

     These delivery schedules are subject to change pursuant to the procedures manual to be prepared and maintained as set forth in Section 1(a) of the Agreement.

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                          Microsoft Confidential                         Page 26

                              EXHIBIT D -  PAYMENTS
                              ----------------------

1. Components of WTP Compensation: MS will compensate WTP for providing the Services, including those set forth in Exhibit A based on the following components: (a) Retail Event Fees; (b) One Time Implementation Fee; and (c) Fixed Cost Protection Amounts. Each of these components is subject to all conditions and restrictions as set forth in this Agreement and in this Exhibit D.

2.  Definitions

    (a)  "TA/CSR" means a WTP travel agent or customer service representative.
    (b) "CRS" means a commercial computer reservation service, such as Worldspan, Sabre, or Apollo/Galileo.
    (c) "NP" means a non participating CRS airline, hotel, or car rental company.
    (d) "Event" means any activity where WTP receives compensation from MS due to back office processing and/or TA/CSR time.
    (e) "Event Class" means a group of one or more Events that incur similar back office processing costs.
    (f)  "Event Cost" means a back office processing cost for an Event.
    (g) "TA/CSR Cost" means a back office cost for the number of minutes of TA/CSR time necessary for any Event.
    (h) "Management Fee" means an additional compensation payable at [*] of the Event Costs and TA/CSR Costs. This Management Fee is already included in the amounts listed in the Retail Event Matrix set forth in Attachment 1.
    (i) "Event Class Fee" means the Event Costs plus the applicable Management Fee for an Event Class.
    (j)  "TA/CSR Fee" means the TA/CSR Costs plus the applicable Management Fee.
    (k) "Retail Event Fee" means the total compensation payable per Event, which includes the Event Costs, TA/CSR Costs and the Management Fee.
    (l) "Event Class A" means Events for Air Tickets, PNR rejected, and Traditional TA events (manual bookings made with CRS participating suppliers).
    (m) "Event Class B" means Events for airline: lost tickets, exchange tickets, void tickets, refund tickets, and debit memos.
    (n) "Event Class C" means Events for hotel and/or car reservations that require documentation.
    (o) "Event Class D" means an Event for a manual booking made for a NP travel agent airline ticket.
    (p) "Event Class E" means an Event for a manual booking made for a NP hotel or car company, a NP Etix air ticket, or a NP ticket-less air booking.
    (q) "Event Class F" means an Event for travel supplier commission collection.
    (r) "Event Class G" means an Event for quality control of a hotel or car reservation.
    (s) "Event Class H" means an Event for the handling and responding of customer service email inquiries through email.

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                          Microsoft Confidential                         Page 27

    (t) "Air Tickets" means an Event for bookings for air travel process electronically through the MS automated reservation system without intervention of a TA/CSR. Costs cover printing, ticket packaging, accounting and reporting ("back office functions").
    (u) "PNR Rejected" means an Event for a rejection by the CRS after the electronic booking has been made, due to airline schedule change(s). The TA/CSR will correct the booking and communicate the correction to the traveler via phone. Costs cover TA/CSR minutes and all back office functions.
    (v) "Lost Tickets" means an Event for processing a lost airline ticket application, including TA/CSR minutes and all back office functions.
    (w) "Exchange Tickets" means an Event for processing a new air ticket in exchange for a previously issued ticket. Costs cover TA/CSR minutes and all back office functions.
    (x) "Void Tickets" means an Event for voiding an air ticket which was issued but not delivered. Costs cover TA/CSR minutes and all back office functions.
    (y) "Refund Tickets" means an Event for voiding an air ticket which was issued and delivered. Costs cover TA/CSR minutes and all back office functions.
    (z) "Debit Memo" means an Event for processing an airline debit memo, resulting from incorrect pricing from either the electronic reservation system or the CRS. Costs include all back office functions.
    (aa) "Hotel Change/Cancel" means an Event for processing changes or cancellations to hotel reservations. Costs include TA/CSR minutes and all back office functions.
    (bb) "Car Change/Cancel" means an Event for processing changes or cancellations to car reservations. Costs include TA/CSR minutes and all back office functions.

3   Retail Event Fees.
          WTP will reduce the Retail Event Fees in the event that event thresholds are reached during the term of this Agreement. For purposes of this calculation, the first year will begin on the announced launch date for the MS Travel Service and will include events accumulated during "Alpha" and "Beta" test periods preceding such launch date. The reduced Retail Event Fees will take effect at the date the threshold is met. Retail Event Fees are set forth on Attachment 1.

         Events and costs per event shall be added to Attachment 1 as agreed to by the parties.

4. One-Time Implementation Fee. In addition to the Retail Event Fees payable pursuant to the preceding sections, MS will pay WTP a one-time implementation fee of [*] pursuant to Section 2(b) upon execution of this Agreement. In the event the MS Travel Event count volume reaches [*] during the first full year following launch of the MS Travel Service (the Event count to also include the Alpha and Beta test periods prior to such launch), WTP will reimburse [*] in the first month following the end of the first full year following launch of the MS Travel Service.

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                          Microsoft Confidential                         Page 28

5. Fixed Cost Protection Amounts. In the event the total Retail Event Fees payable to WTP pursuant to the Retail Event Fee Matrix in Section 3 of this Exhibit D during each of the following Service Periods do not exceed the Fixed Cost Protection Amounts corresponding to that Service Period, MS will relinquish to WTP the difference by which the Fixed Cost Protection Amounts as listed below exceed such fees payable. Payment and reconciliation shall work as follows: "Alpha" and "Beta" amounts will be paid by MS to WTP pursuant to Section 2(b) upon execution of this Agreement. Should total Retail Event Fees exceed the Fixed Cost Protection Amounts corresponding to that Service Period, MS will deduct the Fixed Cost Protection Amount from the monthly compensation payable to WTP after such event occurs pursuant to
     Section 2 of this Agreement titled "Payments". In the event that total Retail Event Fees do not exceed the Fixed Cost Protection Amounts corresponding to that Service Period, WTP shall retain the portion of the Fixed Cost Protection Amount which represents the difference between the Fixed Cost Protection Amount and the total Retail Event Fees for such Service Period, and shall reimburse MS the remainder of the Fixed Cost Protection Amount (which remainder should equal the total Retail Event Fees for such Service Period). Payments under Section 5 of this Exhibit D are not affected by, nor do they affect, compensation payable to WTP under this Exhibit D other than Retail Event Fees, or any other payment described in this Agreement or its Exhibits.

       Service Period                Fixed Cost Protection Amount

          "Alpha" Test as designated by MS                    [*]
          "Beta" Test as designated by MS

6. Credits: Any payments due WTP pursuant to this Exhibit D may be reduced by the amount of any payment then due MS from WTP as provided in this Agreement or any Exhibit hereto.

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                           Microsoft Confidential                        Page 29

                     Attachment 1 to Exhibit D - Payments


A.   Event Class Fees and TA/CSR Fees to be used to calculate Retail Event Fees:

                                      [*]

B. Agreed-Upon Retail Event Fees for Specified Events. For each such specified Event, the Retail Event Fees shall be as indicated irrespective of actual back office processing costs or TA/CSR minutes for any such event.

                               Retail Event Fees

                                      [*]

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                           Microsoft Confidential                        Page 30

                            Exhibit E - MS Policies
                            -----------------------

Introduction

The following code of conduct is not a contract. It is intended solely to provide general guidance to vendors and their representatives to assist them in functioning smoothly and efficiently while performing work for Microsoft.

Microsoft is committed to promoting a positive work environment. We expect our vendors and their employees, agents, and subcontractors (collectively, "representatives") to adhere to the same standards of conduct and behavior that we expect from our own employees while you and your representatives are on Microsoft property or doing business with Microsoft.

The information outlined below is important and should be read carefully. All third party vendors will be required to educate and, when appropriate, train their representatives to ensure they are aware of Microsoft's expectations regarding their behavior and the consequences of any breaches of Microsoft policies.

The policies summarized below are non-exhaustive, and there may be other conduct not specifically listed that would be unacceptable. Microsoft expects that vendors and their representatives will conduct themselves in a professional manner at all times while on Microsoft property or while doing business with Microsoft. Microsoft may require the immediate removal of any vendor representative who behaves in a manner that is unlawful or inconsistent with any Microsoft policy, or that is otherwise deemed harmful to Microsoft's business.

E-mail

Electronic mail, or e-mail, provides an easy-to-use, efficient means of communicating. The following guidelines for preparing and sending e-mail are designed to ensure that each vendor and its representatives use the e-mail system in an appropriate manner.

E-mail may not be used as a forum for political, religious, or other debates, or as a form of entertainment (for example, chain letters). Use of e-mail must be limited to Microsoft business. All e-mail group aliases (a pre-defined group of users) must be for Microsoft business.

To informally exchange information over the computer on a variety of topics, use the Microsoft Bulletin Board system.

Microsoft e-mail names are confidential. Do not give e-mail names to anyone outside of Microsoft. Do not share your password with anyone, attempt to gain access to anyone else's e-mail account, or use another's email account without permission.

                           Microsoft Confidential                        Page 31

Microsoft prohibits obscene, profane, or otherwise offensive material from being broadcast across the Microsoft network.

Non-solicitation Policy

Microsoft wants to provide a work environment that allows all employees, and all vendors and their representatives to complete their tasks with the least amount of disruption. Accordingly, vendors, their representatives, and any other non-Microsoft employees are not allowed (while on Microsoft property or while using Microsoft owned equipment) to engage in solicitation or distribution of literature. This policy prohibits soliciting or handing out materials for any purpose.

WTP Access to Information and Property

E-mail and its contents, as well as any other data stored on or transmitted by Microsoft-owned equipment, is the property of Microsoft and may be accessed by Microsoft at any time. Accordingly, the content of e-mail, voice mail, and similar data should not be regarded as protected by any personal right of privacy.

Additionally, in order to evaluate and improve customer service, Microsoft may monitor, as necessary, the telephone calls of vendors and their representatives who work in customer service positions.

Any facilities or equipment, including but not limited to offices, desks, computers, electronic media, motor vehicles, or lockers used by vendors and their representatives while on Microsoft property or while conducting Microsoft related business, may be assessed by Microsoft as needed. Accordingly, you should not consider protected by any personal right of privacy anything brought onto or stored on Microsoft property stored on Microsoft equipment, or used while working on Microsoft related business. Any Microsoft property used by vendors and their representatives while performing Microsoft related business remains the property of Microsoft.

Gifts

Microsoft employees cannot accept payments of any amount or gifts or favors valued in excess of $100 from persons or firms with which we have business dealings, unless prior approval is obtained from a vice president or more senior company official. Accordingly, you and your representatives should refrain from giving to Microsoft employees gifts with a value of more than $100.

Insider Trading

All Microsoft employees, agency temporaries, independent contractors, and vendor representatives are considered "insiders" for the purposes of state or federal securities

                           Microsoft Confidential                        Page 32
laws that prohibit insider trading. As an insider, no vendor nor vendor representative may buy or sell Microsoft's or another company's stock when in possession of information about Microsoft or another company that is not available to the investing public and that could influence an investor's decision to buy stock.

New insider-trading laws carry stiff penalties, and the Securities and Exchange Commission (SEC) has a mandate to enforce these laws aggressively. Because of Microsoft's visibility and the volatility of our stock, Microsoft is carefully watched by the SEC. The company can be negatively affected by insider trading and may terminate the services of, or refuse to do further business with, anyone found to have engaged in illegal insider trading.

Proper Use of Software

The unauthorized duplication and use of software and/or documentation by Microsoft vendors or contractors is a violation of the copyright laws of the United States and all the other countries in which Microsoft Corporation and its subsidiaries maintain offices. This applies equally to Microsoft software, whether a Beta or a final version, and to non-Microsoft software. Violation of copyright laws can subject vendors and Microsoft to liability for significant civil and criminal penalties. In addition, Microsoft devotes considerable resources around the world to educate software users about their obligation to use and manage software properly. In order for this effort to be effective and benefit the software industry, Microsoft must lead by example.

The following practices, unless granted by a specific license, are among those prohibited by this policy:

     Making additional copies of third-party software products for your use on other computers.
     Making copies of software (third-party or Microsoft) for friends or associates.
     Distributing software over a network.
     Providing copies of software to bulletin board services

Helpdesk maintains a list of software products that have been licensed to Microsoft for network use or on a site-license basis. Each department that acquires third-party software is responsible for retaining proof of proper licensing of that software, such as end user license agreements, original disks and manuals, and receipts. If you have questions regarding the terms of any third-party license agreement, contact Law and Corporate Affairs.

Failure to follow this policy can result in action against the vendor and its representative, including termination of the vendor representative's services and/or termination of Microsoft's contract with the vendor.

Confidentiality

                           Microsoft Confidential                        Page 33

All information supplied by Microsoft to vendors and their representatives should be regarded as confidential unless otherwise notified. Vendors and their representatives are not authorized to speak to the press on Microsoft's behalf, unless expressly authorized to do so by Microsoft's Public Relations group. Prior to performing any work for Microsoft, all vendors will be required to sign a contract that includes a nondisclosure agreement.

Vendor Standards

Microsoft expects its chosen vendors to operate in the best interest of the company at all times. It is expected that all equipment, manpower & services will be provided at the highest quality level while maintaining flexibility and cost effectiveness.

It is the responsibility of the vendor to inform its Microsoft contact (or a member of Microsoft management) when situations develop that require the vendor to operate in direct violation of the guidelines set forth in this document.

Additionally, in the event a Microsoft employee has a relationship (spouse or other family relation, friend, domestic partner, etc.) with a vendor that might create a conflict of interest or the appearance of a conflict of interest, Microsoft senior management approval is required prior to contracting for the services of said vendor.

                           Microsoft Confidential                        Page 34

                          Exhibit F - WTP Deliverables
                          ----------------------------

In addition to the Services to be provided by WTP pursuant to Section 1 and Exhibit A of this Agreement, WTP shall provide the following:

1. Establishment and maintenance of CRS equipment and connectivity to the Peachtree Facility;

2. IVR phone prompting and reporting (MS reserves the right to assume this responsibility), including call overflow capabilities to auxiliary facilities;

3. General ledger/back office accounting system sufficient to provide reports as set forth in Exhibit G and otherwise to provide the Services as set forth in this Agreement;

4. A copy of travel agency management reporting software used to provide reports specified in Exhibit G, to be provided to MS, as well as access to the Travel Agency Management Reporting Software;

5. Storage of agent coupons, voids, ARC sales reports, agent sales summaries, settlement authorization forms, and other necessary forms;

6. Risk assessment services for international travel;

7. Development of CoRRe to support email capability per TTG development specifications.

8. CRS scripts to increase agent productivity.

9. Equipment to dynamically change IVR recording and equipment to play "hold" advertising.

                            Microsoft Confidential                       Page 35

                     Exhibit G - WTP Reporting Requirements
                     --------------------------------------

                                 See Attached

                            Microsoft Confidential

                   Prepared by World Travel Partners 9/10/9?              Page 1



                                                       11/30/96

                         Telephone Performance Report

                                      [*]

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                              MS Bill                                     Page 1


STATEMENT                                                             SAMPLE
--------------------------------------------------------------------------------

                           WORLDTRAVEL PARTNER
                                   Online Fulfillment Services

--------------------------------------------------------------------------------

Microsoft Corporation                        MS SKU # .....
One Microsoft Way                            Invoice Date:     9-Nov-96
Redmond WA 98052-6399                        Billing Period      Oct-96
Attn: Angela Schwartz

                                      [*]

-----------------------------------------------------
Make Check Payable to:    WorldTravel Partners
                          6 West Druid Hills Drive
                          Atlanta, GA 30329
                          (404) 728-8787
                          Attn: Accounting
-----------------------------------------------------

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

WORLDTRAVEL PARTNER
         Online Fulfillment Services

                           Transaction Detail Report
                        November O1- November 30, 1996



Back Office Events
------------------

                        [*]

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

WORLDTRAVEL PARTNER
         Online Fulfillment Services

                           Transaction Detail Report
                        November O1- November 30, 1996


Online Support Services
-----------------------

          [*]

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

XYZ Company                                                                                            HI-MARK
PERIOD 1:  10/1/94 TO 12/31/94    PERIOD 2:  1/1/94 TO 12/31/94          Executive Summary             TRAVEL SYSTEMS

                                  [*]

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                                  XYZ Company

                            Top Five Air/Car/Hotel

                                      [*]

[*] The redacted portion, indicated by this symbol, is the subject of a confidential treatment request.

                                  XYZ Company

                              Department Summary

                              12/1/94 TO 12/31/94

                             [CHART APPEARS HERE]


=========================================================================================
          DEPT                    FULL FARE    LOW FARE  FARE PAID  FARE AVOID  FARE OVER
=========================================================================================
0012 Administration                $ 36,568    $ 17,744   $ 18,176   $ 18,392   $   432
0055 Facilities Management         $  5,903    $  2,494   $  2,494   $  3,409   $     0
0060 Plan                          $ 27,166    $ 14,113   $ 17,139   $ 10,027   $ 3,026
0082 Sales                         $252,903    $126,600   $133,785   $119,118   $ 7,185
0084 Service                       $ 82,500    $ 30,319   $ 31,355   $ 51,145   $ 1,036
0091 Maintenance                   $ 23,620    $ 11,237   $ 12,050   $ 11,570   $   813
0092 Planning & Design             $114,141    $ 64,351   $ 67,023   $ 47,118   $ 2,672
0095 Finance                       $ 34,799    $ 18,106   $ 18,187   $ 16,612   $    81
=========================================================================================
Company Total                      $577,599    $284,964   $300,208   $277,390   $15,245

[LOGO OF HI-MARK TRAVEL SYSTEMS APPEARS HERE]

                         Produced by Travel Man for Windows - 1-800-343-1647

                                  XYZ Company

                            Dollars Spent by Month

                              1/1/94 TO 12/31/94

                             [CHART APPEARS HERE]

--------------------------------------------------------------------------------------------------
  MONTH NAME    TICKET PRICE    TICKET COUNT   AVERAGE TICKET    % TO TOTAL     # TKTS % TO TOTAL
--------------------------------------------------------------------------------------------------
    Jan          $42,853.58        77            $556.54            10.5%             9.5%
    Feb          $19,892.00        53            $375.32             4.9%             6.5%
    Mar          $41,189.18        89            $462.80            10.1%            10.9%
    Apr          $37,202.73        83            $448.23             9.1%            10.2%
    May          $40,440.44        78            $518.47             9.9%             9.6%
    Jun          $26,311.17        63            $417.64             6.5%             7.7%
    Jul          $26,336.31        51            $516.40             6.5%             6.3%
    Aug          $35,414.48        63            $562.13             8.7%             7.7%
    Sep          $40,007.89        69            $579.82             9.8%             8.5%
    Oct          $36,071.51        79            $456.60             8.9%             9.7%
    Nov          $27,953.86        52            $537.57             6.9%             6.4%
    Dec          $33,809.89        57            $593.16             8.3%             7.0%
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
  TOTALS:       $407,483.04       814            $500.59           100.0%           100.0%
--------------------------------------------------------------------------------------------------

[LOGO OF HI-MARK TRAVEL SYSTEMS APPEARS HERE]

                             Produced by Travel Man for Windows - 1-800-343-1647

                                  ABC COMPANY

                            HI-MARK TRAVEL SYSTEMS

                              TOP 100 CITY PAIRS

                             01/01/94 TO 09/30/94

============================================================================================
 RANK     MARKET      TICKETED     DL TICKETED       DL MKT      DL TOTAL     TOTAL SEG
           CITY       SEGMENTS       SEGMENTS         SHARE      DOLLARS        VALUE
============================================================================================
   1    ATL-RDU          513             431          84.0%      64,288.63     74,223.24
   2    CLT-RDU          259                           0.0%                    18,540.03
   3    DFW-RDU          230              62          27.0%     $ 4,225.42     37,020.04
   4    PHL-RDU          155                           0.0%                    18,270.12
   5    ORD-RDU           97                           0.0%                    19,946.44
   6    CLT-GSP           94                           0.0%                   $ 7,144.50
   7    BOS-RDU           89                           0.0%                    15,677.99
   8    PIT-RDU           88                           0.0%                   $ 7,482.75
   9    DCA-RDU           76                           0.0%                   $ 6,305.53
  10    DFW-LAS           69              42          60.9%     $ 3,874.83    $ 7,354.78
  11    CVG-RDU           67              67         100.0%     $ 8,094.41    $ 8,094.41
  12    EWR-RDU           67                           0.0%                   $ 9,737.18
  13    CHA-CLT           64                           0.0%                   $ 6,739.16
  14    BWI-RDU           59                           0.0%                   $ 6,683.04
  15    ATL-CHA           57              53          93.0%     $ 5,323.65    $ 5,323.65
  16    MIA-RDU           46                           0.0%                   $ 2,948.17
  17    DTW-RDU           45                           0.0%                   $ 5,055.40
  18    ATL-DHN           44              44         100.0%     $ 7,797.28    $ 7,797.28
  19    ATL-GSO           43               4           9.3%     $     0.00    $ 2,120.08
  20    EYW-MIA           39                           0.0%                   $ 2,038.22
  21    GRR-PIT           35                           0.0%                   $ 6,485.45
  22    DEN-DFW           34               6          17.6%     $ 1,459.08    $ 6,800.85
  23    MDT-RDU           31                           0.0%                   $ 5,520.06
  24    GSP-RDU           30                           0.0%                   $ 3,870.82
  25    LGA-RDU           30                           0.0%                   $ 4,347.54
  26    BNA-RDU           29                           0.0%                   $ 5,419.54
  27    ATL-STR           28              28         100.0%     $ 5,559.00    $ 5,559.00
  28    ATL-GSP           27              27         100.0%     $ 4,121.78    $ 4,121.78
  29    LHR-PLH           26                           0.0%                   $ 2,476.80
  30    DFW-SJC           26               6          23.1%     $ 1,890.00    $ 5,559.13
  31    BWI-MDT           26                           0.0%                   $ 1,920.00
  32    ATL-LAS           26              26         100.0%     $     0.00    $     0.00
  33    RDU-TPA           25                           0.0%                   $ 2,754.51
  34    MDT-PHL           22                           0.0%                   $   242.73
  35    DFW-SFO           21               2           9.5%     $   370.92    $ 3,154.54
  36    MCO-RDU           21                           0.0%                   $ 2,071.79
  37    CVG-TOL           20              20         100.0%     $ 1,291.84    $ 1,291.84
  38    ORD-SJC           20                           0.0%                   $ 3,192.73
  39    CLE-RDU           19                           0.0%                   $ 3,612.70
  40    PHL-YYZ           18                           0.0%                   $ 1,679.00
  41    CLT-DTW           17                           0.0%                   $ 1,106.36
============================================================================================

HI-MARK TRAVEL SYSTEMS             AIR TRAVEL REPORT        07/01/94 TO 09/30/94

DEPT:   0081                                                       7 of 57

               ISSUE        DEPART                                                          FARE      REGULAR     LOWEST
INVOICE#       DATE   A/P   DATE          ORIGIN            DESTINATION         FLIGHT     BASIS         FARE       FARE
---------------------------------------------------------------------------------------------------------------------------
SIRUR/PRAKASH
---------------------------------------------------------------------------------------------------------------------------
SIRUR/PRAKASH                  3 Transaction(s)           Average Advance Purchase Days = 1.33        4,022.46     2,783.46

---------------------------------------------------------------------------------------------------------------------------
WILLIAMS/MILTON G JR

097036       30-Sep 3       03-Oct    RALEIGH/DURHAM      ORLANDO, FL           AA 1049    H265PL    1,124.00        470.00
                                      ORLANDO, FL         MELBOURNE, FL              0
                            04-Oct    MELBOURNE, FL       ATLANTA, GA           DL  970    HSP6
                            04-Oct    ATLANTA, GA         RALEIGH/DURHAM        DL  382    HSP6

094627       19-Aug 9       28-Aug    RALEIGH/DURHAM      CINCINNATI, OH        DL  412    C/C6972   3,414.15      1,338.15
                            28-Aug    CINCINNATI, OH      FRANKFURT             DL   48    C/C6972
                            03-Sep    FRANKFURT           CINCINNATI, OH        DL   49    C/C6972
                            03-Sep    CINCINNATI, OH      RALEIGH/DURHAM        DL 1731    C/C6972
---------------------------------------------------------------------------------------------------------------------------
WILLIAMS/MILTON  G JR        2 Transaction(s)             Average Advance Purchase Days = 6.00       4,538.15      1,808.15

---------------------------------------------------------------------------------------------------------------------------
YATES/WILLY

096632       22-Sep 4       26-Sep    RALEIGH/DURHAM      GREENVILLE, S         AA 3279    V26SPL      803.00        218.00
                            28-Sep    GREENVILLE, S       RALEIGH/DURHAM        AA 3276    V26SPL
---------------------------------------------------------------------------------------------------------------------------
YATES/WILLY                  1 Transaction(s)             Average Advance Purchase Days = 4.00         803.00        218.00

---------------------------------------------------------------------------------------------------------------------------
0081                        12 Transaction(s)             Average Advance Purchase Days = 4.00      16,071.61      8,065.61

---------------------------------------------------------------------------------------------------------------------------

               ISSUE            FARE          FARE        FARE
INVOICE#       DATE   A/P       PAID     AVOIDANCE    COVERAGE CD
-----------------------------------------------------------------
SIRUR/PRAKASH
-----------------------------------------------------------------
SIRUR/PRAKASH                2,783.46     1,239.00        0.00

-----------------------------------------------------------------
WILLIAMS/MILTON G JR

097036       30-Sep 3          470.00       654.00        0.00  B




094627       19-Aug 9        3,414.15         0.00    2,076.00  B



-----------------------------------------------------------------
WILLIAMS/MILTON  G JR        3,884.15       654.00    2,076.00  B

-----------------------------------------------------------------
YATES/WILLY

096632       22-Sep 4          218.00       585.00        0.00  B

-----------------------------------------------------------------
YATES/WILLY                    218.00       585.00        0.00

-----------------------------------------------------------------
0081                        10,721.61     5,350.00    2,656.00

-----------------------------------------------------------------

                  Exhibit H - Rules for Use of Microsoft Name
                  -------------------------------------------

     WTP's use of Microsoft's name pursuant to the provisions of Section 3(a) of the Agreement is further conditioned upon the following restrictions:

     (1)  Restricted Use of Mark. WTP is not entitled to use the name
          ----------------------
"Microsoft" on, without limitation, signage, letterhead, business cards, in advertising, telephone directory listings, invoices or on any other materials connected to WTP's business and business practices, except for those materials designed and approved by MS. WTP is not entitled either by implication or otherwise to any title in the MS trademarks, service marks, trade names, logos or symbols. WTP agrees to comply with guidelines for use of the name "Microsoft" as may be prescribed by MS from time to time. WTP agrees not to form a company, commercial organization, firm or legal entity with a name incorporating as part of its name the word "Microsoft" or any similar word and not to apply for any registration of or to claim any rights in the word "Microsoft" or any similar word as a trade name, trademark or service mark.

     (2)  Quality Requirements. WTP agrees that use of Microsoft's name for
          --------------------
answering incoming telephone calls from, making outbound callbacks to, and providing travel documents to MS Travel customers pursuant to providing Services, as permitted under the Agreement will be at the same level of quality previously established by and as prescribed from time to time by MS and will be at least commensurate with industry standards.

     (3)  Reservation of Rights. All rights not expressly granted are reserved
          ---------------------
by Microsoft.

     (4)  No Prejudice of Rights. WTP agrees not to take any action or fail to
          ----------------------
take action which would prejudice the rights of MS in the name "Microsoft" or any other trademark, service mark, logo, trade name or symbol of Microsoft Corporation.

     (5)  Protection of Trademarks, Service Marks, Logos and Trade Names. WTP
          --------------------------------------------------------------
agrees to report to MS, as soon as possible after it comes to WTP's notice, any suspected infringement or disparaging use of the "Microsoft" trade name or any trade name, trademark, service mark, logo, or symbol owned by MS.

     (6)  Misuse. This Agreement may be terminated immediately if WTP misuses
          ------
(including, but not limited to, infringement, disparagement and dilution) the name Microsoft or any other trademark, service mark, logo, trade name or symbol of MS.

     (7)  No Further Conveyances. WTP shall not assign, transfer or sublicense
          ----------------------
the rights granted in the Agreement or this Exhibit H (or any right granted herein) in any manner, except as specifically provided in this Agreement.

                    Microsoft Confidential                               Page 37

           Exhibit I - Non-Disclosure Agreement Between the Parties
           --------------------------------------------------------

                                 See Attached

                            Microsoft Confidential                      Page 38

            MICROSOFT CORPORATION STANDARD NON-DISCLOSURE AGREEMENT

     This AGREEMENT (the "Agreement") is between MICROSOFT CORPORATION, a Washington corporation ("MS"), and WORLD TRAVEL PARTNERS ("COMPANY") and entered into this 8/th/ day of Jan 1996

     In consideration of the mutual promises and covenants contained in this Agreement, MS disclosure of confidential information to COMPANY, and any payments made or to be made by MS or COMPANY, the parties hereto agree as follows:

1.   Confidential Information and Confidential Materials
     ---------------------------------------------------

     (a) "Confidential Information" means nonpublic information that MS designates as being confidential or which, under the circumstances surrounding disclosure, ought to be treated as confidential "Confidential Information" includes, without limitation, information relating to released or unreleased MS software or hardware products, the marketing or promotion of any MS product, MS business policies or practices, and information received from others that MS is obligated to treat as confidential. Confidential Information disclosed to COMPANY by any MS Subsidiary and/or agents is covered by this Agreement.

     (b) Confidential Information shall not include any information that: (i) is or subsequently becomes publicly available without COMPANY's breach of any obligation owed MS: (ii) became known to COMPANY prior to MS disclosure of such information to COMPANY: (iii) became known to COMPANY from a source other than MS other than by the breach of an obligation of confidentiality owed to MS: or
(iv) is independently developed by COMPANY.

     (c) "Confidential Materials" shall mean all tangible materials containing Confidential Information, including without limitation written or printed documents and computer disks or tapes, whether machine or user readable.

2.   Restrictions
     ------------

     (a) COMPANY shall not disclose any Confidential Information to third parties for five (5) years following the date of its disclosure by MS to COMPANY, except to COMPANY's consultants as provided below. However, COMPANY may disclose Confidential Information in accordance with judicial or other governmental order, provided COMPANY shall give MS reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.

     (b) COMPANY shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information, COMPANY may disclose confidential information or Confidential Materials only to COMPANY's employees or consultants on a need-to-know basis. COMPANY shall execute appropriate written agreements with its employees and consultants sufficient to enable it to comply with all the provisions of this Agreement.

     (c) Confidential Information and Confidential Materials may be disclosed, reproduced, summarized or distributed only in pursuance of COMPANY's business relationship with MS, and only as otherwise provided hereunder, COMPANY agrees to segregate all such Confidential Materials form the confidential materials of others in order to prevent commingling.

     (d) COMPANY may not reverse engineer, decompile or disassemble any software disclosed to COMPANY.

3.   Rights and Remedies
     -------------------

     (a) COMPANY shall notify MS immediately upon discovery of any unauthorized use or disclosure of Confidential Information and/or Confidential Materials, or any other breach of this Agreement by COMPANY, and will cooperate with MS in every reasonable way to help MS regain possession of the Confidential Information and/or Confidential Materials and prevent its further unauthorized use.

     (b) COMPANY shall return all originals, copies, reproductions and summaries of Confidential Information and Confidential Materials at MS request or, at MS option, certify destruction of the same.

     (c) COMPANY acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that MS shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

     (d) MS may visit COMPANY's premises, with reasonable prior notice and during normal business hours, to review COMPANY's compliance with the terms of this Agreement.

4.   Miscellaneous
     -------------

     (a) All Confidential Information and Confidential Materials are and shall remain the property of MS. By disclosing information to COMPANY, MS does not grant any express or implied right to COMPANY to or under MS patents, copyrights, trademarks, or trade secret information.

     (b) If MS provides pre-release software as Confidential Information or Confidential Materials under this Agreement, such pre-release software is provided "as is" without warranty of any kind. COMPANY agrees that neither MS nor its suppliers shall be liable for any damages whatsoever relating to COMPANY's use of such pre-release software.

     (c) Any software and documentation provided under this Agreement is provided to COMPANY with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph
(c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software
- Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is
Micrsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399.

     (d) COMPANY agrees that it does not intend nor will it, directly or indirectly, export or re-export (i) any Confidential Information or Materials or
(ii) any product (or any part thereof), process, or service that is the direct product of the Confidential Information or Materials (A) to any country that is subject to U.S. export restrictions (currently including, but not necessarily limited to, Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro), Iran, Iraq, Libya; North Korea, and Syria), or to any national of any such country, wherever located, who intends to transmit or transport the products back to such country; (B) to any end-user who COMPANY knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or (C) to any end-user who has been prohibited form participating in U.S. export transactions by any federal agency of the U.S. government.

     (e) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior discussions between them as Confidential Information. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed by both parties. None of the previous of this Agreement shall be deemed to have been waived by any act or sequiesence on the part of MS, its agents, or employees, but only by an instrument in writing signed by an authorized officer of MS. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.

     (f) If either MS or COMPANY employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees. This Agreement shall be construed and controlled by the laws of the State of Washington, and COMPANY further consents to jurisdiction by the state and federal courts sitting in the State of Washington. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by the Washington Long Arm Statute.

     (g) Subject to the limitations set forth in this Agreement, this Agreement will inure to the benefit of and be binding upon the parties, their successors and assigns.

     (h) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

     (i) All obligations created by this Agreement shall survive change or termination of the parties' business relationship.

5.   Suggestions and Feedback
     ------------------------

MS may from time to time request suggestions, feedback or other information form COMPANY concerning Confidential Information or on released or unreleased MS software or hardware. Any suggestions, feedback or other disclosurer made by COMPANY are and shall be entirely voluntary on COMPANY's part and shall not create any obligations on the part of MS or a confidential relationship between COMPANY and MS. MS shall be free to disclose and use COMPANY's suggestions, feedback, or other information as MS sees fit, entirely without obligations of any kind to COMPANY.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COMPANY: WORLD TRAVEL
        ---------------------

Address: 1055 L5 Nox Park 8
        ---------------------
        ATLANTA GA
        ---------------------
By: /s/ Gary R. Schumacher
    -------------------------

Name: Gary R. Schumacher
     ------------------------

Title: SR.VP
      -----------------------

Date: 1/8/96
     ------------------------

MICROSOFT CORPORATION

By: /s/ Angela Schwartz
    -------------------------

Name: Angela Schwartz
     ------------------------

Title: Operations Manager
      -----------------------

Date: 1/8/96
     ------------------------

MS Contact:__________________

                     Exhibit J - Certificate of Insurance
                     ------------------------------------

                                 See Attached

                            Microsoft Confidential                      Page 39

--------------------------------------------------------------------------------
ACORD (TM) CERTIFICATE OF LIABILITY INSURANCE                     DATE(MM/DD/YY)

                                                                                   9/06/96
                                          ------------------------------------------------------
PRODUCER                                  THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION
  Sedgwick James of Ga., Inc.             ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE
  Suite 500, South Tower                  HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR
  3333 Peachtree Rd. NE                   ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW
  Atlanta, Georgia 30326-1043             ------------------------------------------------------
                           404-237-8444                     COMPANIES AFFORDING COVERAGE

                                          COMPANY
                                             A    Connecticut Indemnity Company
INSURED
   WorldTravel Partners, L.P.             COMPANY
   Att:  Alison Ehrlich                      B
   1055 Lenox Park Blvd Ste 420
   Atlanta         GA     30319           COMPANY
                                             C

                                          COMPANY
                                             D
--------------------------------------------------------------------------------
COVERAGES
     THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS. EXCLUSIONS AND CONDITIONS OF SUCH POLICIES LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO      TYPE OF INSURANCE      POLICY NUMBER    POLICY EFFECTIVE    POLICY EXPIRATION                       LIMITS
LTR                                              DATE (MM/DD/YY)     DATE (MM/DD/YY)
-----------------------------------------------------------------------------------------------------------------------------
    GENERAL LIABILITY                                                                        GENERAL AGGREGATE            S
      COMMERCIAL GENERAL LIABILITY                                                           PRODUCTS - COMP/OP AGG       S
        CLAIMS MADE          OCCUR                                                           PERSONAL & ADV INJURY        S
      OWNER'S & CONTRACTORS PROT                                                             EACH OCCURRENCE              S
                                                                                             FIRE DAMAGE (Any one fire)   S
                                                                                             MED EXP (Any one person)     S
------------------------------------------------------------------------------------------------------------------------------
AUTOMOBILE LIABILITY                                                                         COMBINED SINGLE LIMIT        S
  ANY AUTO
  ALL OWNED AUTOS                                                                            BODILY INJURY                S
  SCHEDULED AUTOS                                                                            (Per person)

  HIRED AUTOS                                                                                BODILY INJURY                S
                                                                                             (Per accident)
  NON-OWNED AUTOS
                                                                                             PROPERTY DAMAGE              S
------------------------------------------------------------------------------------------------------------------------------
GARAGE LIABILITY                                                                             AUTO ONLY-EA ACCIDENT        S
  ANY AUTO                                                                                   OTHER THAN AUTO ONLY:
                                                                                                    EACH ACCIDENT         S
                                                                                                        AGGREGATE         S
------------------------------------------------------------------------------------------------------------------------------
EXCESS LIABILITY                                                                             EACH OCCURRENCE              S
  UMBRELLA FORM                                                                              AGGREGATE                    S
  OTHER THAN UMBRELLA FORM
------------------------------------------------------------------------------------------------------------------------------
WORKERS  COMPENSATION AND                                                                      WC STATU-      OTH-
EMPLOYERS' LIABILITY                                                                          TORY LIMITS      ER
                                                                                             EL EACH ACCIDENT             S
THE PROPRIETOR/           INCL                                                              EL DISEASE POLICY LIMIT       S
PARTNERS/EXECUTIVE
OFFICERS ARE:             EXCL                                                               EL DISEASE -EA EMPLOYEE      S
------------------------------------------------------------------------------------------------------------------------------
OTHER                               TA107051                       5/01/96       5/01/97
TRAVEL AGENTS                                                                                                   $5,000,000 PER
ERROR & OMISSIONS                                                                                               OCCURRENCE
------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                              CANCELLATION
                                                                     SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE
    MICROSOFT CORPORATION                                            THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR
    1 MICROSOFT WAY                                                  TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED
    REDMOND, WA 98052-6399                                           TO THE LEFT, BUT FAILURE TO MALL SUCH NOTICE SHALL IMPOSE NO
                                                                     OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS
                                                                     AGENTS OR REPRESENTATIVES.
                                                                AUTHORIZED REPRESENTATIVE
                                                                 /s/ MICHAEL B. DENNIS

ACORD 25-5 (1/95)                                     (c) ACORD CORPORATION 1988

              Exhibit K - Employee Non-Disclosure Agreement Form
              --------------------------------------------------

                                 See Attached




























































                            Microsoft Confidential                     Page 40

                                                                       EXHIBIT K

                                   AGREEMENT

This agreement is made as of the ____________ day of _______________ 1996, by and between World Travel Partners, L.P. ("WTP, L.P.") a Georgia Limited Partnership, and ____________________ ("Employee").

Employee hereby acknowledges that during the term of employment, employee will have access to trade secrets and Confidential Information distinctive to their Subject Business and their customers or prospective customers with whom WTP, L.P. or any affiliated partnership currently does business or has directly contacted within the last twelve (12) months (collectively "Customers"). Employee recognizes that the services performed by Employee are special, unique, and extraordinary and that, by reason of employment with WTP, L.P. or an affiliated partnership, Employee will receive, develop, or otherwise acquire Confidential Information and training specific to our Subject Business.

Further, Employee recognizes WTP, L.P.'s need to protect its legitimate business interest, and that any attempt to solicit either the Customers or employees of WTP, L.P. in the case of Employee's termination would adversely affect WTP, L.P.'s ability to do so.

Therefore, in consideration of continuing employment and other good and valuable consideration, Employee agrees:

     a) Employee will not disclose or use, directly or indirectly, any Confidential Information Employee obtains during the course of Employee's employment related the Subject Business or Customers of WTP, L.P.

     b) during the Employee's employment and for a period of eighteen (18) months after the termination of employment for whatever reason, Employee will not directly or indirectly call on, solicit, or take away or attempt to call on solicit or take away any Customer or employee of WTP, L.P. for the purpose of providing goods, services, or information that are competitive with those offered by the Subject Business.

The term "Confidential Information" shall mean and include any information, data and know-how relating to the business of WTP that is disclosed to Employee by WTP, L.P. or known to Employee as a result of Employee's relationship with WTP, L.P. and not generally within public domain (whether constituting a trade secret or not), including without limitation, all administrative procedures, product development and technical data, sales and/or marketing information, customer account records, payment plans, training and operations material, memoranda and manuals, personnel records, pricing information, and financial information concerning or relating to the Subject Business and/or the Customers, employees and affairs of WTP, L.P.

The term "Subject Business" shall mean and include WTP, L.P.'s travel agency business and/or its travel related and technology businesses which engage in the sale of transportation, accommodation, related services, products, software, and travel advisory services and any related information associated with the aforementioned businesses.

This Agreement shall be interpreted by the laws of the State of Georgia. If it is determined that any part of this agreement is unenforceable, then only such parts will be deemed unenforceable and all other parts will be enforceable to the extent possible.

Agreed:

World Travel Partners, L.P.              Employee ________________________

By:_________________________             Print Name:______________________

                                Acknowledgment

As a condition to having the opportunity to perform services in connection with the Microsoft Expedia service,__________ [Fill in Employee's name] ___________ ("Employee") hereby acknowledges and agrees that all nonpublic information
------------
Employee learns about Microsoft Corporation ("Microsoft") and its business, Expedia, in the course of Employee's employment with World Travel Partners, L.P. ("WTP") is considered to be "Confidential Information" under the Agreement between Employee and WTP and Employee shall keep such information confidential pursuant to the terms of such Agreement and for five (5) years after Employee acquires or learns such Confidential Information.

Such Confidential Information shall include, without limitation, information relating to released or unreleased Microsoft software or hardware products or services, the marketing or promotion of any Microsoft product or service, Microsoft's business policies or practices, and information Microsoft receives from others that Microsoft is required to keep confidential. Confidential Information shall not include any information that (i) is or subsequently becomes publicly available without Employee's breach of any obligation owed to WTP or Microsoft, (ii) became known to Employee prior to WTP's or Microsoft's disclosure of such information to Employee, (iii) became known to Employee from a source other than WTP or Microsoft other than by a breach of an obligation of confidentiality owed to WTP or Microsoft, or (iv) is independently developed by Employee.

DATED:________________

______________________
(Signature)

______________________
(Print Name)

                            Microsoft Confidential                      Page 41

                                   EXHIBIT L

                      END USER SOFTWARE LICENSE AGREEMENT
                              BETWEEN TTG AND OFS

                                 See Attached
























































                            Microsoft Confidential                       Page 42